UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (DEF 14A)

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Ascena Retail Group, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

To Be Held On December 12, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Ascena Retail Group, Inc., a Delaware corporation (“Ascena”), to be held at 3:30 p.m. local time, on Thursday, December 12, 2013 at the Crowne Plaza, 3 Executive Boulevard, Suffern, New York 10901.

The Annual Meeting will be held for the following purposes:

1.	to consider the election of two directors to serve on the board of directors for three-year terms and until their successors are duly elected and qualified (Proposal One);
2.	to consider the approval, by non-binding vote, of the compensation paid to our named executive officers during fiscal 2013 (commonly known as a “say-on-pay” proposal) (Proposal Two);
3.	to amend and restate the Company’s Executive 162(m) Bonus Plan and to re-approve the material terms of the performance goals for awards thereunder (Proposal Three);
4.	to ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 26, 2014 (Proposal Four); and
5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on October 14, 2013 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

By:	Elliot S. Jaffe
Elliot S. Jaffe Non-Executive Chairman of the Board

Dated: November 5, 2013

YOU MAY VOTE IN PERSON AT THE ANNUAL MEETING OR BY PROXY. ASCENA RECOMMENDS THAT YOU VOTE BY PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. YOU MAY VOTE BY MAIL, BY TELEPHONE OR OVER THE INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE COMPLETE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD IN STREET NAME BY A BROKER, BANK OR OTHER NOMINEE, AND YOU DECIDE TO ATTEND AND VOTE YOUR SHARES AT THE ANNUAL MEETING, YOU MUST OBTAIN A SIGNED AND PROPERLY EXECUTED PROXY FROM YOUR BROKER, BANK OR OTHER NOMINEE TO VOTE YOUR SHARES HELD IN STREET NAME AT THE ANNUAL MEETING.

PROXY STATEMENT	1
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2013	1
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	2
QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS	6
FISCAL 2013 DIRECTOR COMPENSATION TABLE	11
PROPOSAL ONE – ELECTION OF DIRECTORS	13
EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS	15
COMPENSATION COMMITTEE REPORT	31
SUMMARY COMPENSATION TABLE	33
GRANTS OF PLAN BASED AWARDS IN FISCAL 2013	35
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013	36
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013	37
PENSION BENEFITS	37
EMPLOYMENT AGREEMENTS, EMPLOYMENT LETTERS AND RETIREMENT AGREEMENTS	38
EXECUTIVE SEVERANCE PLAN	42
NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2013	43
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	44
PROPOSAL TWO – RESOLUTION ON EXECUTIVE COMPENSATION	49
PROPOSAL THREE – TO AMEND AND RESTATE THE COMPANY’S EXECUTIVE 162(m) BONUS PLAN AND TO RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR AWARDS THEREUNDER	51
PROPOSAL FOUR – RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54
AUDIT COMMITTEE REPORT	55
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT	56
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	58
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; RELATED PARTY TRANSACTIONS	58
ANNEX A – ASCENA EXECUTIVE 162(m) BONUS PLAN, AS AMENDED	A-1

ASCENA RETAIL GROUP, INC.

30 DUNNIGAN DRIVE

SUFFERN, NEW YORK 10901

 PROXY STATEMENT

In this proxy statement, the terms “we,” “us” and “our” refer to the Ascena Retail Group, Inc., a Delaware corporation (“Ascena” or the “Company”), and its consolidated subsidiaries, Tween Brands, Inc., referred to as “Justice”, Lane Bryant, Inc., referred to as “Lane Bryant”, Maurices Incorporated, referred to as “maurices”, The Dress Barn, Inc., referred to as “dressbarn”, and Catherines Stores Corporation, referred to as “Catherines”.

General

The enclosed proxy is solicited by the board of directors (the “Board”) of Ascena for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3:30 p.m. local time, on Thursday, December 12, 2013 at the Crowne Plaza, 3 Executive Boulevard, Suffern, New York 10901, and any and all adjournments or postponements thereof. This proxy statement and form of proxy, along with our Annual Report for the fiscal year ended July 27, 2013, are being mailed to our stockholders on or about November 5, 2013. You are receiving a proxy statement and proxy card from us because our records indicate that you owned shares of our common stock on October 14, 2013, the record date for the Annual Meeting.

Our Board is soliciting your proxy to be used at the Annual Meeting. When you sign the proxy card, you appoint two of our directors, David Jaffe and Klaus Eppler, as your representatives at the Annual Meeting. One or both of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the two nominees for director (Proposal One) and in favor of Proposals Two, Three and Four, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting as your plans may change.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2013

Copies of this proxy statement and our Annual Report for the fiscal year ended July 27, 2013 are also available online at https://materials.proxyvote.com/04351G.

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QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

When and where will the Annual Meeting take place?

The Annual Meeting will be held on Thursday, December 12, 2013, at 3:30 p.m., at the Crowne Plaza, 3 Executive Boulevard, Suffern, New York 10901.

What is the purpose of the Annual Meeting?

At our Annual Meeting, holders of our common stock will be asked to vote on the following proposals:

1.	election of two directors to serve on the Board for three-year terms and until their successors are duly elected and qualified (Proposal One);
2.	to consider the approval, by non-binding vote, of the compensation paid to our named executive officers during fiscal 2013 (commonly known as a “say-on-pay” proposal) (Proposal Two);
3.	to amend and restate the Company’s Executive 162(m) Bonus Plan and to re-approve the material terms of the performance goals for awards thereunder (Proposal Three);
4.	ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 26, 2014 (Proposal Four); and
5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the Board’s voting recommendations?

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINATED DIRECTORS, FOR THE SAY-ON-PAY PROPOSAL, FOR THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S EXECUTIVE 162(m) BONUS PLAN AND THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR AWARDS THEREUNDER AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Unless you give other instructions on your proxy card, the persons referred to as proxy holders on the proxy card will vote in accordance with the recommendations of the Board or, with respect to any other matter that may be presented at the Annual Meeting for which no recommendation is given, in their own discretion.

Could other matters be decided at the Annual Meeting?

Our bylaws require prior notification of a stockholder’s intent to request a vote on other matters at the Annual Meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your vote by proxy gives authority to David Jaffe and Klaus Eppler, the persons referred to as proxy holders on the proxy card (or a substitute if necessary), to vote your shares on such matters at their discretion.

Who is entitled to attend the Annual Meeting?

All stockholders who owned our common stock at the close of business on October 14, 2013 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof. Registration begins at 3:00 p.m. on the date of the Annual Meeting. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you must obtain a signed and properly executed proxy from your broker, bank or other nominee to vote your shares held in street name at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

All stockholders who owned our common stock at the close of business on the Record Date are entitled to attend and vote at the Annual Meeting or at any adjournments or postponements thereof.

How many votes do I have?

You have one vote for each share of our common stock that you owned on the Record Date.

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How many votes must be present to hold the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Once a share of the Company’s common stock is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the Annual Meeting and for any adjournment of the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have the necessary voting power for that proposal and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the Annual Meeting, we urge you to vote in advance by proxy even if you plan to attend the Annual Meeting.

Assuming a quorum is present, how many votes will be required to approve each proposal?

•	A plurality of the votes cast at the Annual Meeting will elect the two nominees to serve as directors;
•	The say-on-pay proposal will be approved, by non-binding vote, if the votes cast in favor the proposal exceed the votes cast in opposition to the proposal;
•	The amendment and restatement of the Company’s Executive 162(m) Bonus Plan and the re-approval of the material terms of the performance goals for awards thereunder will be approved if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal; and
•	The proposal to ratify the appointment of the Independent Registered Public Accounting Firm will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast in opposition to the proposal.

A note about abstentions and broker non-votes: If your shares are held by a brokerage firm for you as beneficial owner and you do not vote your shares on Proposal One (election of directors), Two (the say-on-pay proposal), or Three (the amendment and restatement of the Company’s Executive 162(m) Bonus Plan and the re-approval of the material terms of the performance goals for award thereunder), your brokerage firm cannot vote them for you. As of January 1, 2010, the NYSE rules were amended and brokers were no longer allowed to vote uninstructed shares for non-routine matters, such as director elections and executive compensation matters. Please make sure that you provide instructions to your broker regarding Proposals One, Two and Three. The ratification of the appointment of independent accountants remains a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on Proposal Four may vote on that matter in their discretion.

What is the effect of a “broker non-vote” or abstention on the proposals to be voted on at the Annual Meeting?

Abstentions and broker non-votes will be considered as present for quorum purposes, but will have no impact on the vote on any of the proposals. We will still include your shares for purposes of determining whether a quorum is present.

How many votes may be cast by all stockholders?

A total of 160,554,714 votes may be cast at the Annual Meeting, consisting of one vote for each share of our common stock outstanding on the Record Date.

How do I vote?

You may vote in person at the Annual Meeting or vote by proxy as described below.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted for the two nominees named under the caption “PROPOSAL ONE – ELECTION OF DIRECTORS,” and in accordance with management’s recommendations, in favor of Proposals Two, Three and Four, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	Cast a new vote by mailing a new proxy card with a later date or by voting via the Internet or telephone on a later date; or
•	If you hold shares in your name, attend the Annual Meeting and vote in person.

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If you wish to revoke rather than change your vote, written revocation must be received by our Corporate Secretary prior to the Annual Meeting.

What if I participate in the Company’s 401(k) Savings Plan?

If you are a participant in the Company’s 401(k) Savings Plan (the “401(k)”) and own shares of the Company’s common stock in your 401(k) account as of the Record Date, you will receive, with respect to the number of shares held for your account under the 401(k) as of the Record Date, a proxy card that will serve as a voting instruction to the trustee of the 401(k) with respect to shares held for your account. Unless the proxy card is signed and returned, shares held in your account under the 401(k) will not be voted.

How can I attend the Annual Meeting?

Stockholders as of the close of business on the Record Date may attend the Annual Meeting. You may obtain directions to the location of the Annual Meeting by contacting Ascena’s Investor Relations Department at (845) 369-4600.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned and no new record date is set, your proxy will remain valid and may be voted when the Annual Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Will your independent registered public accounting firm participate in the Annual Meeting?

Yes. Our independent registered public accounting firm is Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, available to answer any questions you may have and will have the opportunity to make a statement.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting. All of our directors attended the 2012 Annual Meeting of Stockholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote and all Annual Meeting expenses. None of our directors, officers or employees will be specially compensated for these activities. We reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Why did I receive more than one set of proxy materials?

You may receive multiple sets of proxy materials if you hold your shares of our common stock in multiple accounts (such as through a brokerage account and an employee benefit plan, such as the 401(k)). To ensure all your shares are represented at the Annual Meeting, please vote your shares as instructed in each proxy or instruction card you receive.

If your household is receiving multiple copies of our annual report or proxy statement and you wish to request delivery of a single copy, you may send a written request to: Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

In order to reduce printing and postage costs, only one annual report and proxy statement is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of the stockholders sharing that address. If your household has received only one annual report and one proxy statement, we will promptly deliver a separate copy of the annual report and proxy statement to any stockholder who sends a written request to: Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations. If you wish to receive a separate annual report and proxy statement in the future, you can notify us by mailing a written request to the address above or by calling our Investor Relations Department at (845) 369-4600.

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Can I view these proxy materials electronically?

Yes. You may access the proxy statement and our annual report at https://materials.proxyvote.com/04351G. In addition to the fiscal 2013 proxy statement and annual report, you can view all of our other filings with the Securities and Exchange Commission (the “SEC”) on our website at the “for investors” page at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

How can I receive copies of the Company’s year-end SEC filings?

We will furnish without charge to any stockholder who requests, in writing, a copy of this proxy statement and/or our Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended July 27, 2013, as filed with the SEC. Any such request should be directed to Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

How do stockholders submit proposals for the Company’s 2014 Annual Meeting of Stockholders?

Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders and desired to be included in our proxy statement for that meeting must be received by our Corporate Secretary, c/o Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901, by no later than July 8, 2014 in order to be included in such proxy statement. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals. Generally, if written notice of any stockholder proposal intended to be presented at the 2014 Annual Meeting of Stockholders, and not included in our proxy statement for that meeting, is not delivered to the Corporate Secretary at the above address by July 8, 2014, or if such notice does not contain the information required by Section 7 of Article II of our bylaws, the chair of the meeting may declare that such stockholder proposal be disregarded.

Can I see a list of stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders entitled to vote at the Annual Meeting is available for inspection at the principal office of the Company upon written request to the Company by a stockholder, and at all times during the Annual Meeting at the place of the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board and how often are members elected?

Our Board currently has seven members, divided into three classes, each with a staggered three-year term of office. Only two directors, Elliot S. Jaffe and Michael W. Rayden, whose terms are expiring as of the date of the Annual Meeting, shall stand for election this year.

How often did the Board meet in fiscal 2013?

The Board met six times during fiscal 2013 and otherwise accomplished its business through the work of the committees described below. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during fiscal 2013.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board meet in regularly scheduled executive sessions without any members of management present.

Does the Company have any formal policies or requirements concerning Board Leadership?

We do not have a formal policy regarding the separation of our Non-Executive Chairman and our Chief Executive Officer (“CEO”) positions. Currently, Elliot S. Jaffe serves as Non-Executive Chairman while David Jaffe serves as President and CEO. The Company believes that separating the Non-Executive Chairman and CEO roles conforms to corporate governance best practices.

How does the Board determine which directors are independent?

Our Board determines whether an individual director satisfies all of the independence standards of the SEC and the NASDAQ Global Select Market, as such standards may be amended from time to time, and also that the director has no material relationship with us (either directly or as a partner, stockholder or officer of any entity) that would be inconsistent with a finding of independence.

Which directors have been designated as independent?

Based on the analysis described below under the caption “Independence Determinations,” the Board affirmatively determined that a majority of the directors who will continue to serve on the Board following the Annual Meeting are independent. They are Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

What are the standing committees of the Board?

Our Board has three standing committees: the Audit Committee, the Nominating Committee and the Compensation and Stock Incentive Committee (referred to as our “Compensation Committee”).

Who are the members of the standing committees?

Committee	Members	Chairperson
Audit Committee	Kate Buggeln	Randy L. Pearce
Randy L. Pearce
John Usdan

Nominating Committee	Klaus Eppler	Klaus Eppler
John Usdan

Compensation Committee	Kate Buggeln	John Usdan
Randy L. Pearce
John Usdan

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Are all of the members of the standing committees independent?

Yes. The Board has determined that the members of each of the standing committees are independent.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.” Paper copies will be provided to any stockholder upon written request to: Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board in its oversight of our financial accounting and reporting practices. The duties of the Audit Committee include: monitoring our financial reporting process and system of internal controls; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm and internal auditing function; and providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to our independent registered public accounting firm as well as our internal auditors. The Audit Committee has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Board has determined that Mr. Pearce, a member of the Audit Committee, qualifies as an “audit committee financial expert,” and that each Audit Committee member is “financially literate” and “independent,” each as defined by the SEC’s regulations and the NASDAQ’s listing standards.

Nominating Committee

The function of the Nominating Committee is to provide assistance to the Board in the selection of candidates for election and re-election to the Board. The Nominating Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating Committee through current directors, members of management, stockholders or other persons. From time to time, the Nominating Committee may also engage a search firm to assist in identifying potential Board candidates, although no such firm was used to identify any of the nominees for director proposed for election at the Annual Meeting. Once the Nominating Committee has identified a prospective nominee, the Nominating Committee evaluates the prospective nominee against the standards and qualifications set out in the Nominating Committee’s charter, including the individual’s potential contributions in providing advice and guidance to the Board and management. The Nominating Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. The Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to us and our business, the skills and perspectives such candidate would bring to the Board and the personality or “fit” of such candidate with existing members of the Board and management. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values.

The Board determines the total number of directors and selects nominees with a view to maintaining a Board that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Board assesses the effectiveness of its diversity policies by reviewing the nominees for director to the Board to determine if such nominees satisfy the Company’s then-current needs.

Compensation Committee

The function of the Compensation Committee is to assist the Board by (i) evaluating and determining all matters relating to the compensation (including base salary, incentive compensation and equity-based awards) of our Non-Executive Chairman, President and CEO, our other executive officers (including the named executive officers) and certain other key executives and employees; (ii) administering and functioning as the committee that is authorized to grant stock options, restricted stock and/or restricted stock units (“RSUs”) and other equity-based and incentive awards to executive officers and such other key executives and employees as the Compensation Committee shall determine under our stock and cash incentive plans, including the 2010 Stock Incentive Plan, as amended (the “Stock Incentive Plan”) and as the committee authorized to grant awards under other incentive plans applicable to the executive officers of the Company as in effect from time to time; and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Compensation Committee’s consideration.

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The Compensation Committee has sole authority to retain and obtain the advice of compensation consultants, outside legal counsel and other advisers, each referred to herein as an Adviser, to assist it with the execution of its duties and responsibilities. The Compensation Committee has the authority to set the compensation and other terms and conditions, and oversee the work, of the Advisers, to receive appropriate funding from the Company for the payment of compensation to the Advisers and to terminate the services of an Adviser. In selecting Advisers, the Committee will take into account factors it considers appropriate or as may be required by law, regulation or under the NASDAQ listing standards.

Since 2010, Radford Consulting, a separate business unit of Aon Hewitt and a separate division of Aon Corporation (“Radford”), an independent compensation consultant, has met regularly with the Compensation Committee and provides it with advice regarding the design and implementation of our executive compensation program. Management did not specifically recommend Radford. The Compensation Committee approved fiscal 2013 executive compensation consulting services provided to it by Radford described below. In particular, Radford:

•	analyzed competitive compensation levels for our executive officers;
•	conducted studies and made recommendations regarding executive compensation, including with regard to the compensation programs covering Justice, Lane Bryant, maurices, dressbarn and Catherines as well as the Company’s bonus and long-term incentive programs;
•	provided market data, assisted in the development of the peer group and performed benchmarking;
•	advised the Compensation Committee as to best practices; and
•	assisted in the preparation of our compensation related disclosure included in this proxy statement.

The results of this analysis were used by the Compensation Committee in determining our Non-Executive Chairman’s and President and CEO’s compensation in fiscal 2013.

In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford contacted the Company’s management from time to time to obtain data and other information from the Company and worked together with management in the development of proposals and alternatives for the Compensation Committee to review and consider.

The Compensation Committee intends to regularly evaluate the nature and scope of the services provided by Radford. In order to ensure that Radford is independent, Radford is only engaged by, takes direction from, and reports to, the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time.

Management has retained the Hay Group as their executive compensation consultant. The Hay Group participated in the Compensation Committee meetings throughout fiscal 2013 to provide retail executive compensation knowledge and expertise. The Hay Group participated in discussions regarding CEO compensation, peer group selection process and executive compensation trends.

How many times did each standing committee meet in fiscal 2013?

During fiscal 2013, the Audit Committee met six times, the Compensation Committee met eight times and the Nominating Committee met once.

What is the Board’s role in the risk oversight process?

The positions of Non-Executive Chairman of the Board and CEO are presently separated and have been separated at the Company for a number of years. We believe that separating these positions allows our CEO to focus on our day-to-day business, while allowing the Non-Executive Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management. Our Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment. Our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

The Board exercises its oversight of the Company’s risks through regular reports to the Board from David Jaffe, in his role as CEO, and other members of senior management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies. The Board also administers its risk oversight function through its Audit and Compensation Committees.

The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control those risks. Members of senior management with responsibility for oversight of particular risks report to the Audit Committee periodically throughout the year. The Company’s chief internal audit executive annually prepares a comprehensive risk assessment report which identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a

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whole, as well as for each business unit, and identifies the controls that address and mitigate those risks. The chief internal audit executive reviews that report with the Audit Committee each year. The Audit Committee reports to the full Board annually, or more frequently as required, on its review of the Company’s risk management.

How does the Board evaluate director candidates recommended by stockholders?

The Nominating Committee does not evaluate stockholder nominees differently than any other nominee. Pursuant to policies set forth in our Nominating Committee Charter, our Nominating Committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely for the 2014 Annual Meeting, the notice must be received within the time frame discussed above under the heading “How do stockholders submit proposals for the Company’s 2014 Annual Meeting of Stockholders?”. To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, the number of shares held of record and beneficially owned by the nominee, and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How are directors compensated?

Cash Compensation

For fiscal 2013, we paid our non-employee Board members, as follows:

•	An annual fee at the rate of $75,000 per year
•	Annual fees to each non-employee committee member (excluding committee chairs) are as follows:
•	Audit Committee Fee: $15,000 per year
•	Compensation Committee Fee: $10,000 per year
•	Annual fees to the committee chairs are as follows:

• Audit Committee Chair Fee: $20,000 per year

•	Compensation Committee Chair Fee: $15,000 per year

The Board, in consultation with the Company’s compensation consultant, and the Company’s CEO, analyzes the Company’s Board compensation in comparison to its peer group, and determines on an annual basis whether to adjust Board compensation.

Equity Compensation

For fiscal 2013, all directors (except for David Jaffe and Michael W. Rayden) received 5,000 RSUs. The RSUs vest 1/3 on each of the first, second and third anniversaries of the grant date, other than the RSUs granted to Elliot Jaffe that, consistent with the vesting schedule generally applicable to our employees, vest 25% per year on each of the first four anniversaries of the date of grant. In prior fiscal years all directors (except David Jaffe and Michael W. Rayden) received stock options as their equity compensation for their service as a Company director.

David Jaffe, our President and CEO, Elliot S. Jaffe, our Non-Executive Chairman of the Board, and Michael W. Rayden are executive officers of the Company and do not receive any cash compensation for their services as directors. Compensation paid to these individuals for their services as executive officers during fiscal 2013 is reflected in the Summary Compensation Table below. As noted above, our Non-Executive Chairman, Elliot S. Jaffe, received 5,000 RSUs in connection with his service as a director for fiscal 2013.

The total compensation for our non-employee Board members is in line with our target total compensation objective to be within or about the 62nd percentile of our peer group.

Are directors required to own a minimum amount of the Company shares of common stock?

Our Board believes it is important that our President and CEO and non-employee directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, pursuant to the recommendation of the Compensation Committee, the Board adopted stock ownership guidelines for our President and CEO and non-employee directors (the “Ownership Guidelines”). The Ownership Guidelines with respect to our President and CEO became effective in September 2011, and with respect to our non-employee directors, became effective on December 7, 2011. See “Executive Compensation – Compensation Discussion and Analysis – Stock Ownership Guidelines for President and CEO” below for a discussion of the Ownership Guidelines with regard to our President and CEO. Under the Ownership Guidelines, non-employee

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directors are required to hold (determined annually as of the last day of the prior fiscal year) three times their annual cash retainer (currently $75,000 per annum, for a total of $225,000). The Ownership Guidelines authorize a transition period to achieve the 3-times ownership level of five years from the later of December 7, 2011 and the date the director commences service. Ownership includes: (i) shares of our stock acquired on the open market or purchased through the exercise of stock options or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); and (iii) vested shares of our stock allocated under any tax-qualified plan (although non-employee directors may not participate in the 401(k), if a director previously was an employee and participated in the plan, such shares would count as “owned”). Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) would count as “owned” by the non-employee director. Stock options and unvested equity awards do not count towards the stock ownership requirement. The Ownership Guidelines are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

Indemnification Agreements

In 2011, Ascena entered into indemnification agreements (collectively, the “Indemnification Agreements”) with each of the members of the Board and Armand Correia, Ascena’s the then Executive Vice President and Chief Financial Officer. Subsequently, after the commencement of their employment with the Company, Ascena entered into Indemnification Agreements with Dirk Montgomery, Executive Vice President and Chief Financial Officer (“CFO”), and John Sullivan, Executive Vice President and Chief Operating Officer (“COO”). The Indemnification Agreements supplement the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and bylaws and Delaware law in providing certain indemnification rights to these individuals. The Indemnification Agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Delaware law and to any greater extent that Delaware law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the Indemnification Agreements, by reason of the fact that such individuals are or were our directors or officers, subject to certain exclusions and procedures set forth in the Indemnification Agreements.

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FISCAL 2013 DIRECTOR COMPENSATION TABLE

The following table provides each element of non-employee director compensation for fiscal 2013.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	All Other Compensation ($)	Total ($)
Kate Buggeln	100,000	109,900	—	209,900
Klaus Eppler	100,000	109,900	—	209,900
Randy L. Pearce	105,000	109,900	—	214,900
John Usdan	105,000	109,900	—	214,900

(1)	Reflects the aggregate grant date fair value of RSU awards calculated in accordance with ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 19 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 27, 2013.

As of July 27, 2013, the aggregate number of vested and unvested RSUs and vested and unvested stock options held by each non-employee director was:

Name	Number of Vested RSUs	Number of Unvested RSUs	Number of Vested Options	Number of Unvested Options
Kate Buggeln	0	5,000	50,000	20,002
Klaus Eppler	0	5,000	59,998	20,002
Randy L. Pearce	0	5,000	83,330	20,002
John Usdan	0	5,000	49,998	20,002

Do you have a written Code of Ethics?

Yes, our “Code of Ethics for Senior Financial Officers” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.” This code complies with the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. If we amend or waive a provision of our “Code of Ethics for Senior Financial Officers” that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we will post such information at this location on our website. A copy of the code of ethics will be provided to any stockholder upon request.

Do you have a Whistleblower Policy?

Yes, as required by the Sarbanes-Oxley Act of 2002, we have established a confidential hotline for associates to call with any information regarding concerns about accounting or auditing matters. All calls are referred to the Chairman of the Audit Committee of the Board. Our “Whistleblower Policy” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

How can I communicate with members of the Board?

You may contact any member of the Board by writing to our Board at:

Ascena’s Board of Directors

c/o Chair of the Audit Committee

Ascena Retail Group, Inc.

30 Dunnigan Drive

Suffern, New York 10901

To the extent reasonably practical under the circumstances, all such communications are treated confidentially and you can remain anonymous when communicating your concerns.

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When does your fiscal year end?

Our fiscal years end on the last Saturday in July. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year ends. For example, the fiscal year ended July 27, 2013 is referred to as “fiscal 2013.”

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PROPOSAL ONE

ELECTION OF DIRECTORS

Our second amended and restated certificate of incorporation, as amended, provides for a classified Board divided into three classes, each with a staggered three-year term of office and each class of directors as nearly equal in number as possible. At the Annual Meeting, two directors are to be elected for three-year terms. On the recommendation of the Nominating Committee, the Board has nominated Elliot S. Jaffe and Michael W. Rayden, current directors whose terms of office expire at the Annual Meeting, for election for three-year terms expiring at the 2016 Annual Meeting of Stockholders. Each nominee has indicated that he will serve if elected. We do not anticipate that any Board nominee will be unable or unwilling to stand for election, but should any such nominee be unavailable for election for any reason, your proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the two nominees with the most votes for election for the three-year terms will be elected. We will count only votes cast for a nominee, except that a stockholder’s proxy will be voted FOR the two nominees described in this Proxy Statement unless the stockholder instructs the proxy holders to the contrary in his or her proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
ELECTION OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

Information about Director Nominees:

Following is information regarding the nominees and the other continuing directors.

Name of Nominee and Age	Director Since
Elliot S. Jaffe, 87	1966
Michael W. Rayden, 65	2009

ELLIOT S. JAFFE, Co-founder of our Company and, as of January 1, 2013, Non-Executive Chairman of the Board, previously served as Chief Executive Officer from the founding of our Company in 1962 until 2002. Mr. Jaffe is the spouse of Roslyn S. Jaffe, a co-founder and Director Emeritus of our Company, and they are the parents of David Jaffe, a director and the CEO of our Company, Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, a more than 5% stockholder. The Board selected Mr. Jaffe to serve as a director based on his over 60 years of experience in the apparel industry and broad knowledge of our business, including as our founder, as our Chairman/Non-Executive Chairman for over 50 years, and as our Chief Executive Officer for 40 years.

MICHAEL W. RAYDEN, is the President and Chief Executive Officer of Tween Brands, Inc. Prior to the acquisition of Tween Brands, Inc. by the Company on November 25, 2009, Mr. Rayden served as Chief Executive Officer of Tween Brands, Inc. since March 1996 and was elected Chairman of the Board of Tween Brands, Inc. in August 1999. Mr. Rayden also served as the President of Tween Brands, Inc. from March 1996 until January 2007. Before joining Tween Brands, Inc., he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer, and board member of The Stride Rite Corporation from 1987 to 1989, and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987. The Board selected Mr. Rayden to serve as a director based on his extensive experience as the chief executive officer of specialty retailers, and his experience having served on the boards of directors of retailers, which strengthens the Board’s collective qualifications, skills and experience.

Directors with Terms Expiring in 2014

Name of Director and Age	Director Since
David Jaffe, 54	2001
Klaus Eppler, 83	1993
Kate Buggeln, 52	2004

DAVID JAFFE has been our President and CEO since 2002. Previously, he had been Vice Chairman and Chief Operating Officer since 2001. Mr. Jaffe joined our Company in 1992 as Vice President, Business Development and became Senior Vice President in 1995, Executive Vice President in 1996 and Vice Chairman in 2001. He is the son of Elliot S. and Roslyn S. Jaffe. Elliot S. Jaffe is Non-Executive Chairman of the Board and an executive officer. Roslyn S. Jaffe is a co-founder and Director Emeritus. David Jaffe is the brother of Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, a more than 5% stockholder. The Board selected Mr. Jaffe to serve as a director based on his extensive retail and financial background.

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KLAUS EPPLER is a pensioned partner in the law firm of Proskauer Rose LLP. He was an equity partner of Proskauer Rose LLP from 1965 to 2001. Mr. Eppler is also a director of Bed Bath & Beyond Inc. Mr. Eppler has served as a director of one or more retailers continuously for over 35 years. Throughout his career as a practicing attorney, he represented numerous public companies, including many retail companies. The Board selected Mr. Eppler to serve as a director based on his knowledge and experience in securities law, corporate governance and the retail industry, each of which strengthen the Board’s collective qualifications, skills and experience.

KATE BUGGELN is a Senior Advisor with Irving Place Capital and serves on the Governing Board of the Business Council for Peace. Ms. Buggeln has provided business strategy and brand management consulting services since 2005. Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development at Coach, Inc. from 2001 to 2004. Ms. Buggeln is also a director of VS Holdings, Inc., the parent company of The Vitamin Shoppe, Inc. She previously served on the board of directors of Timberland Company until its acquisition in September 2011. The Board selected Ms. Buggeln to serve as a director based on her strong background in strategic planning, marketing and new business development.

Directors with Terms Expiring in 2015

Name of Director and Age	Director Since
John Usdan, 55	2002
Randy L. Pearce, 58	2005

JOHN USDAN has, since 1981, been President of Midwood Management Corporation, a company specializing in real estate ownership, development and management. The Board selected Mr. Usdan to serve as a director because of his strong background in real estate and strategic planning.

RANDY L. PEARCE was from February 2011 until his retirement on June 30, 2012 President and Chief Executive Officer of Regis Corporation, an owner, operator and franchisor of hair and retail product salons. From 1998 until February 2011, Mr. Pearce served as Senior Executive Vice President, Chief Financial and Administrative Officer of Regis Corporation, and held various executive positions at Regis Corporation since 1985. The Board selected Mr. Pearce to serve as a director based on his extensive financial background in auditing and in internal controls over financial reporting of large publicly held retail companies. Mr. Pearce is a director and Chair of the Audit Committee of Appliance Recycling Centers of America.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during fiscal 2013. No executive officer of the Company served during fiscal 2013 as a director or member of a compensation committee of any entity one of whose executive officers served on the Board or the Compensation Committee of the Company.

Independence Determination

Our Board has determined that a majority of the Board and all members of the standing committees are independent pursuant to applicable SEC and NASDAQ rules, and, in addition, in the case of the Compensation Committee, pursuant to applicable tax rules. Our independent directors are Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

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EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our named executive officers (the “NEOs”). The NEOs for fiscal 2013 are David Jaffe, President and CEO, Elliot S. Jaffe, Non-Executive Chairman of the Board, Armand Correia, former Executive Vice President and Chief Financial Officer, Dirk Montgomery, Executive Vice President and CFO effective January 16, 2013, Michael W. Rayden, President and Chief Executive Officer of Justice, and John Sullivan, Executive Vice President and COO. Mr. Correia served in a transitional role with the Company from January 16, 2013 until March 2, 2013, the effective date of his retirement from the Company.

Executive Summary

In fiscal 2013, our executive team, headed by our NEOs, in addition to managing approximately 3,900 specialty retail stores selling apparel for women and tween girls and boys under five retail brands, managed the efforts to integrate the Charming Shoppes businesses acquired in June 2012, undertook a number of strategic initiatives to create synergies among the Company’s brands in areas such as the operation of distribution centers, product design and sourcing, and information technology systems, and managed the disposition of two brands of discontinued operations.

Our executive compensation program is designed to attract and retain quality leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. Our compensation program includes significant performance-based remuneration and is designed to ensure that our executives have a larger portion of their total compensation “at risk” based on Company performance than we believe is generally the case with specialty retailers. We believe this feature creates a meaningful incentive for outstanding performance and an effective retention tool. Two of the elements (the semi-annual incentive bonuses and long-term performance-based incentive compensation) are entirely “at risk” based on Company performance and will not be earned if the threshold performance goals are not achieved. Beginning in and following fiscal 2012, awards made under our Long-Term Incentive Plans (“LTIPs”) consist of performance stock units (“PSUs”) that will be settled in fully vested shares of our common stock, subject to and upon the attainment of the performance goals.

The Compensation Committee sets the applicable performance goals for our semi-annual cash incentive bonus programs at the beginning of the fall and spring seasons using challenging but realizable targets so that achievement of the goals is both uncertain and objective. These goals are based upon the financial plan approved by our Board. Our goal setting process is based on historical operating trends and requires improvement over our prior financial performance.

The Company believes that the compensation paid its NEOs for fiscal 2013 is appropriate and in line with the Company’s goals of creating long term sustainable and profitable growth and aligning the interests of our NEOs with the interests of our stockholders.

Say-on-Pay and Say-on-Frequency

At our 2012 Annual Meeting of Stockholders we asked our stockholders to vote to approve, on an advisory basis, the 2012 compensation paid to our NEOs. Our stockholders overwhelmingly approved our NEO compensation, with over 93% of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2013, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation Committee continued our general approach to executive compensation for 2013. We believe our programs are effectively designed and are working well.

In addition, consistent with the preference expressed by our stockholders at the 2011 Annual Meeting of Stockholders, a vote to approve, on an advisory basis, our executive compensation will be included in our proxy materials on an annual basis.

Role of our Compensation Committee

Our Compensation Committee reviews and approves salaries and other compensation of all senior executives of the Company (including the NEOs), and its Justice, Lane Bryant, maurices, dressbarn, and Catherines brands. Our Compensation Committee also administers the Stock Incentive Plan, and establishes and reviews the achievement of performance goals and other matters relating to the Company’s other annual, semi-annual and long-term bonus and incentive plans for senior executives (including the NEOs), including under the Company’s Executive 162(m) Bonus Plan (the “162(m) Plan”) and the Incentive Compensation cash bonus plan (the “IC Plan”) (as discussed in more detail below).

Role of our President and Chief Executive Officer in Compensation Decisions

David Jaffe, our President and CEO, annually reviews the performance of each NEO with the Compensation Committee and makes recommendations with respect to each key element of executive compensation for each NEO (excluding himself and our Non-

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Executive Chairman), as well as other senior executives at the Company and each of our brands. Generally, the Compensation Committee Chair works with our President and CEO in establishing the agenda for Compensation Committee meetings and our President and CEO typically attends meetings to address recommendations on executive compensation, other than with respect to portions of meetings concerning his own compensation or the compensation of our Non-Executive Chairman. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as information relevant to annual, semi-annual and long-term performance measures and proposed financial targets and proposed recommendations for salary increases and proposed equity award allocations. Based in part on these recommendations and other considerations discussed below, the Compensation Committee reviews and approves the compensation of our NEOs.

Setting the Compensation of our President and Chief Executive Officer

The Compensation Committee sets the compensation of our President and CEO based on the objectives, philosophy and methodology described below. As part of this process, the Compensation Committee reviews and approves the Company’s goals and objectives relevant to our President and CEO’s compensation, including his annual, semi-annual and long-term compensation opportunities, and evaluates his performance in light of those goals and objectives at least twice per year. The semi-annual review of our President and CEO’s performance is conducted by the Compensation Committee.

Compensation Program Objectives and Philosophy

The overall objective of our executive compensation program is to attract highly skilled, performance-oriented executives and to motivate them to achieve outstanding results through appropriate incentives. We focus on the following core principles in structuring an effective compensation program that meets our stated objectives:

Total Compensation

The basic components of total compensation have been developed to provide a comprehensive incentive program that encourages and rewards performance at the individual, brand and corporate levels. Our executive compensation philosophy seeks to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance and annual personal performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company. Since fiscal 2010, our annual incentive bonus program has been based on semi-annual performance periods to reflect the fall and spring seasons which the Compensation Committee believes more directly incentivize our executives. In addition, for the purposes of cross-brand equalization, we continue to harmonize and formalize our severance pay practices, including our executive severance program for certain of our executives that was adopted in fiscal 2010 and in which two of our current NEOs participate.

Performance of Company and our Stock Price

We endeavor to align executive compensation with the achievement of operational and financial results and increases in stockholder value. As discussed above, our compensation program includes significant performance-based remuneration and is designed to ensure that our executives have a significant portion of their total compensation “at risk” based on Company performance. However, as described in greater detail below under “Risk Mitigation,” these incentives are designed in a manner that does not encourage excessive risk taking.

Generally, performance below threshold levels results in no awards of compensation other than base salary and stock options.

Our executive compensation program for the NEOs also features substantial stock-related components, including time-vesting stock options and long-term performance-based incentive compensation that: (i) for awards granted with respect to three-year performance cycles beginning prior to fiscal 2012, are settled in time-vesting restricted stock; and (ii) for awards granted with respect to three-year performance cycles beginning in and following fiscal 2012, consist of PSUs that will be settled in fully vested shares of our common stock, subject to and upon the attainment of the performance goals. Our executive compensation program also consists of the limited use of special grants of time-vesting stock options and RSUs. The value of the stock options and RSUs depends on our stock price. Because stock options and RSUs vest over a period of years, and long-term performance-based incentive compensation awards are awarded based on the achievement of Company financial metrics over a three-year performance period, the value of these components of compensation to our executives is dependent on the performance of our stock price over a period of several years. This aligns the interests of our executives with the long-term interests of our stockholders.

Role of Compensation Consultants

The Compensation Committee engages an independent compensation consultant, Radford, to provide advice regarding our executive compensation program, which for 2013 included, among other things: (i) reviewing and making recommendations concerning our executive compensation program; (ii) providing market data; (iii) assisting in the development of the peer group and performance benchmarking; and (iv) advising the Compensation Committee as to best practices. For more information about the

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Compensation Committee’s engagement of Radford, please see the section above entitled “Questions and Answers About our Board and Corporate Governance Matters – What are the Functions of the Standing Committees – Compensation Committee.”

Management has retained the Hay Group as their executive compensation consultant. The Hay Group participated in the Compensation Committee meetings throughout fiscal 2013 to provide retail, as well as general executive compensation knowledge and expertise. The Hay Group participated in discussions regarding CEO compensation, peer group selection process and executive compensation trends.

Role of Bonus Review Committees

The Company and brand financial goals under the IC Plan and 162(m) Plan are developed by the applicable bonus review committee, which then presents the goals to the Compensation Committee for review and approval. The personal goals under the IC Plan are reviewed and approved by the applicable bonus review committee (identified below) for the Company and each of our brands. At the end of the fiscal year, the bonus review committees evaluate the achievement of the personal goals for the participants at the Company or in their brand and determine the personal goal achievement, which is then presented to the Compensation Committee. The members of the bonus review committees do not participate in the determination of the achievement of their own personal goals.

For fiscal 2013, the members of the bonus review committees for the Company and our brands were as follows:

	Company	Justice	Lane Bryant	maurices	dressbarn	Catherines
Company President and CEO	X	X	X	X	X	X
CFO (initially Mr. Correia who was succeeded following his retirement by Mr. Montgomery)	X				X
Vice President of Corporate Compensation	X	X	X	X	X	X
Brand President		X	X	X	X
Human Resources Officer	X	X	X	X	X	X

Compensation Benchmarking

For fiscal 2013, a key element of our compensation benchmarking philosophy was to target salary compensation for our senior management positions at approximately the 62nd percentile of the local labor market, with salaries of higher level positions and specialized skills focused on a more national market (rather than the local market) due to competition for business and talent across a broader spectrum. This serves two purposes. First, by focusing on the appropriate market we acknowledge the fact that we operate in different labor markets which face different competitors. Second, by targeting the 62nd percentile, it allows us to aggressively court and retain talent. While this may require differences in base salaries, our goal is to balance total compensation to maintain internal equity. In the case of our Non-Executive Chairman, as discussed further below, we do not benchmark his base salary as he is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company. In Mr. Rayden’s case, we have continued, without increase, the base salary he was paid under his agreement with Justice as in effect prior to the Company’s acquisition of Justice.

Consistent with our market, in benchmarking compensation we also differentiate between those executives who have only brand responsibilities and those, such as our CEO and Messrs. Correia, Montgomery and Sullivan, with broader, cross-unit jobs. This reflects the higher complexity of positions at the corporate level with a focus on multiple brands versus the brand level with focus solely on the applicable brand.

Further, the Compensation Committee annually reviews a peer group of companies, and approves recommended peer group changes as appropriate. With respect to the salaries of our NEOs (other than our Non-Executive Chairman), the Compensation Committee, with the recommendations and advice of its independent compensation consultant, Radford, utilizes and reviews data prepared by Hay Group, Mercer and Equilar. Although it considered industry-based compensation studies and data in order to obtain a general understanding of current compensation practices, the substantial part of the Compensation Committee’s work and compensation decisions have been based on internal discussions and conclusions regarding what compensation levels would produce a

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competitive compensation package while also providing the requisite performance incentives to drive Company financial and strategic performance.

The purpose of the peer group is to benchmark certain forms of compensation. Our peer group was selected to reflect as accurately as possible the market for talent and business performance in which we compete. Our fiscal 2013 peer group companies were selected generally based on the following criteria (with a few exceptions of larger and smaller companies):

• Industry:	Most are primarily clothing retailers. Our peer group excludes companies that are primarily manufacturing or general retailers.

• Size:	The companies are roughly one-half to twice the size of the Company in terms of revenue and number of employees.

• Structure:	In general, the companies are multi-divisional to capture the growing complexity of the Company’s business structure.

For fiscal 2013, we added four new companies to our peer group that reflect our continued growth and additional lines of business: L Brands, Inc. (formerly Limited Brands, Inc.); Signet Jewelers Limited; Ross Stores Inc.; and Williams-Sonoma Inc. Similarly, we eliminated two smaller companies that no longer met our peer group criteria: Stein Mart, Inc. (SMRT) and Stage Stores, Inc. (SSI). In addition, we eliminated Collective Brands, Inc. (formerly PSS) which was acquired and ceased to be a stand-alone publicly traded company.

Our fiscal 2013 peer companies were: Abercrombie & Fitch Co. (ANF); Aéropostale, Inc. (ARO); American Eagle Outfitters, Inc. (AEO); Ann Inc. (ANN); Chico’s FAS, Inc. (CHS); The Children’s Place Retail Stores, Inc. (PLCE); DSW Inc. (DSW); Express Inc. (EXPR); Foot Locker, Inc. (FL); L Brands, Inc (LTD); The Men’s Wearhouse, Inc. (MW); Ross Stores Inc. (ROST); Signet Jewelers Limited (SIG); Urban Outfitters, Inc. (URBN) and Williams-Sonoma Inc. (WSM).

Compensation Program Elements

Our philosophy serves to cultivate a pay-for-performance environment. Our executive compensation program design for the NEOs (other than our Non-Executive Chairman) has six key elements:

•	Base Salary
•	Semi-Annual Incentive Bonuses
•	Non-Qualified Stock Options
•	RSUs
•	Long-Term Incentives, including LTIPs consisting of performance-based awards that for LTIPs established prior to fiscal 2012 are settled in time vested restricted stock and for LTIPs established in and after fiscal 2012 consist of PSUs that, if earned, will be settled in fully vested shares of our common stock and, solely with respect to Mr. Rayden, a Long-Term EBITDA Bonus payable in performance-based cash compensation.
•	Severance Protection Benefits

We do not consider employee benefits to be a key element of executive compensation for our NEOs. Other than certain perquisites to which Mr. Rayden was entitled pursuant to his employment arrangement with Justice prior to its acquisition by the Company that were preserved by the Company, as described below under “Executive Perquisites,” we generally do not provide perquisites to our NEOs. For a description of perquisites received by our NEOs in fiscal 2013, see the details of the amounts included in the “All Other Compensation” column of the Summary Compensation Table below.

We allocate compensation between short-term and long-term components and between cash and equity in order to maximize executive performance and retention. Long-term compensation and equity awards comprise an increasingly larger proportion of total compensation as position level increases as we believe that these elements of compensation more closely align management’s interests with our financial performance and with our stockholders’ interests.

Base Salary

Base salary represents the annual salary paid to each NEO. For fiscal 2013, we sought to target salaries for our NEOs (excluding our Non-Executive Chairman and Mr. Rayden) at approximately the 62nd percentile of our peer group based on the experience and tenure of the NEO and the applicable labor market in which the NEO operates. To honor Mr. Rayden’s contractual entitlements from prior to our acquisition of Justice and to recognize Justice’s strong performance, Mr. Rayden’s annual salary remains at a higher percentile (approximately the 75th percentile based on the Company’s peer group) than the other NEOs. We do not benchmark base

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salary for our Non-Executive Chairman, who is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company. We review base salaries in the first quarter of each new fiscal year (i.e., the fiscal year which follows the completed fiscal year for which executive compensation is described in this proxy statement) and increases, where applicable, are typically effective on or about October 1 of the new fiscal year.

For fiscal 2013, Mr. David Jaffe’s base salary was maintained at $1,000,000. In connection with a general merit-based increase in salaries for all employees to reflect a balance of our performance in a challenging economic environment and cost of living increases, for fiscal 2013, Messrs. Sullivan and Correia received base salary increases to $640,000 and $450,000, respectively. Mr. Elliot S. Jaffe’s salary was increased for fiscal 2013 to $399,800 to reflect a 1.1% cost of living increase in accordance with the term of his employment agreement. Mr. Montgomery received a salary for fiscal 2013 at the annual rate of $575,000. Mr. Rayden did not receive a salary increases for fiscal 2013 and was paid a salary at the annual rate of $1,050,000. For fiscal 2013, Mr. David Jaffe’s base salary was in approximately the 63rd percentile for chief executive officers in our peer group; Mr. Rayden’s base salary was approximately in the 75th percentile for chief executive officers in our peer group; Mr. Correia’s base salary was approximately in the 50th percentile for chief financial officers in our peer group; Mr. Montgomery’s base salary was approximately in the 62nd percentile for chief financial officers in our peer group; and Mr. Sullivan’s base salary was approximately in the 60th percentile for chief operating officers in our peer group.

Incentive Bonus Plans

The Compensation Committee believes that a substantial percentage of each executive officer’s annual compensation should tie directly to the financial performance of the Company as well as to the executive’s own individual performance. For fiscal 2013, our NEOs participated in the following incentive bonus plans: (i) Messrs. David Jaffe, Rayden, Montgomery and Sullivan participated in the 162(m) Plan; and (ii) Mr. Correia participated in the IC Plan until his retirement on March 2, 2013. Mr. Elliot S. Jaffe does not participate in any of the incentive bonus plans. We structure the Company’s incentive bonus plans to encourage the achievement of above-market annual performance targets and to recognize annual Company performance. The incentive bonus plans help to focus our NEOs on key annual objectives and business drivers, which we believe will support growth of Company EBITDA (“EBITDA” represents Earnings before Interest, Taxes, Depreciation and Amortization), improvement in overall operations and increases in stockholder value. A portion of the annual goals under our incentive bonus plans are based on achievement of EBITDA targets approved by the Compensation Committee as adjusted to reflect extraordinary and other special items as deemed appropriate by the Compensation Committee, including disregarding and excluding the financial effects of any unbudgeted disposal of a business or acquisition, start-up, new joint venture or disposition of an asset and other unusual or infrequently occurring event or transaction.

The IC Plan and the 162(m) Plan provide for semi-annual goals and payouts based on 6-month performance periods for the fall and spring seasons rather than annual goals and payouts. This structure allows for mid-year reevaluation of performance targets and provides an incentive for our employees to focus on meeting goals in the second half of the fiscal year in circumstances when business performance and macro-economic conditions decline or improve relative to our budgeted plan. For fiscal 2013, the fall season was from July 29, 2012 through January 26, 2013 and the spring season was from January 27, 2013 through July 27, 2013.

We establish the target amount of an NEO’s incentive bonus as a percentage of base salary for the performance period based on the NEO’s position level. This approach places a proportionately larger percentage of total annual pay at risk based on Company performance for our NEOs relative to position level. For fiscal 2013, the target award opportunity for our NEOs (excluding our Non-Executive Chairman) was as follows: Mr. David Jaffe-125% of base salary; Mr. Rayden-120% of base salary (reflecting his preexisting contractual rights with Justice); Mr. Correia- 75% of base salary (plus car allowance value); Mr. Montgomery- 90% of base salary and Mr. Sullivan- 90% of base salary. Higher and lower percentages of base salary may be earned if minimum performance levels or performance levels above target are achieved. The maximum bonus opportunity under the 162(m) Plan and the IC Plan is 200% of the seasonal target bonus to align our incentive bonus plans with those maintained by our competitors which typically provide for increased payouts for outstanding performance.

Incentive Compensation Plan

Mr. Correia, who retired from the Company effective March 2, 2013, participated in the IC Plan solely for the fiscal 2013 fall season. However, under his retirement agreement he was entitled to receive a lump sum payment of the amount he would have been eligible to receive under the IC Plan for the fiscal 2013 spring season had he remained employed by the Company. The target bonus percentages under the IC Plan increase with position level. For Mr. Correia, who was an Executive Vice President, his target bonus award for fiscal 2013 was 75% of his base salary (plus car allowance value).

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Full Year Goals for Fiscal 2013 – The performance goals for the full fiscal 2013 year under the IC Plan and the percentage of the fiscal 2013 target award opportunity subject to the achievement of each goal were as follows:

Company EBITDA dollars (Fall Season)	Company EBITDA dollars (Spring Season)	Personal Goals (Full Fiscal Year)
40%	40%	20%

Fiscal 2013 Financial Goals – The financial performance goal for fiscal 2013 under the IC Plan was based 100% on the achievement of Company EBITDA dollars as follows:

Fall Season:

Threshold	Target	Maximum
$261,407, 300	$307,538,000	$369,045,600

Spring Season:

Threshold	Target	Maximum
$236,959,600	$278,776,000	$334,531,200

Fiscal 2013 IC Plan Results – Any amounts earned for a season with respect to the Company goals were payable following the end of such season. Amounts earned for the 2013 fiscal year with respect to the personal goals were paid in the first quarter of fiscal 2014. Mr. Correia would not have been entitled to a fall season IC Plan payment if his employment had been terminated for any reason prior to the fall season IC Plan payment date.

The results under the IC Plan for fiscal 2013 were as follows:

Fiscal 2013 Fall Season Performance Goal	Percentage of Target Achieved	Payout Percentage
Company EBITDA dollars	99.87%	99.57%

The achievement of the fiscal 2013 fall season IC Plan performance goals generated an IC Plan payment of $161,312 to Mr. Correia.

Fiscal 2013 Spring Season Performance Goal	Percentage of Target Achieved	Payout Percentage
Company EBITDA dollars	89.5%	64.9%

Although neither Mr. Correia nor any other NEOs participated in the IC Plan for fiscal 2013 Spring Season, the achievement of the fiscal 2013 spring season IC Plan performance goals generated a payment of $155,102 to Mr. Correia under the terms of his retirement agreement. Mr. Correia did not receive any payment for the personal goals component of the IC Plan as he was not employed for the full fiscal 2013 year.

Executive 162(m) Bonus Plan

Messrs. David Jaffe, Rayden and Sullivan participated in the 162(m) Plan for both the fiscal 2013 fall and spring seasons. Mr. Montgomery participated in the 162(m) Plan solely for the fiscal 2013 spring season and under the terms of his letter agreement (described below) was guaranteed a payout of at least target level for the fiscal 2013 spring season. The 162(m) Plan is used instead of the IC Plan for those NEOs who may be affected by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and are designated by the Compensation Committee to be subject to the 162(m) Plan. Section 162(m) of the Code generally disallows

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a Federal income tax deduction to any publicly held corporation for non-performance-based compensation paid to NEOs (other than the principal financial officer) in excess of $1,000,000 in any taxable year. The Company structures awards under the 162(m) Plan to provide compensation that is intended to qualify as “performance-based compensation” that is excluded from the $1,000,000 deductibility cap. The maximum performance award payable to any individual under the 162(m) Plan for any one-year performance period is currently $5,000,000 (pro-rated for performance periods of less than one year). Under Proposal Three, our stockholders are being asked to approve the amendment and restatement of the 162(m) Plan and to re-approve the material terms of the performance goals for awards thereunder. The amended and restated 162(m) Plan, if approved, includes an increase in the maximum limit of one-year performance period award payable to an individual to $10,000,000 from $5,000,000.

As CFO, Mr. Montgomery’s compensation is not subject to the limitation under Section 162(m) of the Code. The Compensation Committee, however, determined that given his position and the potential that he may grow into a position that is covered under Section 162(m) of the Code, his annual bonuses are granted under the 162(m) Plan.

For fiscal 2013 the Compensation Committee determined to maintain the same performance goals used for fiscal 2012. The performance goals set by the Compensation Committee for Mr. David Jaffe for fiscal 2013 were as follows:

• 25% of each season’s goals were based on exceeding achievement of a cumulative target increase of 3.8% and 4.8% in the Company’s comparable sales plan for the 2013 fall season and 2013 spring season, respectively.
• 75% of each season goals were based on the achievement of cumulative Company EBITDA of $307,538,000 and $278,776,000 for the 2013 fall season and 2013 spring season, respectively.

Mr. David Jaffe’s target bonus for each season was 50% of 125% of his $1,000,000 base salary. The seasonal bonus payout to him at target performance was his seasonal target bonus, at threshold performance was 50% of his seasonal target bonus and at maximum performance target was 200% of his seasonal target bonus, with interpolation between the target levels. He would not be eligible for a seasonal bonus payment for performance below the threshold level.

The results for Mr. David Jaffe under the 162(m) Plan for fiscal 2013 were as follows:

Fiscal 2013 – Fall Season Performance Goals	Performance Level Achieved
Consolidated Comparable Sales Plan:
Cumulative	0.3%

Consolidated EBITDA:
Cumulative	$307,143,000

Payout Percentage of Fiscal 2013 Fall Target Bonus:	67.7%

Total Fiscal 2013Fall Payout	$423,188

Fiscal 2013 – Spring Season Performance Goals	Performance Level Achieved
Consolidated Comparable Sales Plan:
Cumulative	1.3%

Consolidated EBITDA:
Cumulative	$249,413,000

Payout Percentage of Fiscal 2013 Spring Target Bonus:	0%

Total Fiscal 2013 Spring Payout	$0

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The performance goals set by the Compensation Committee for Mr. David Jaffe for fiscal 2013 fall and spring seasons are based on the achievement of both Consolidated Comparable Sales Plan and Consolidated EBITDA components.  In order to earn a seasonal bonus, the achievement of both goals is required.

The performance goal set by the Compensation Committee for Mr. Sullivan for the fiscal 2013 fall season was based on achievement of Company EBITDA plan as follows:

Threshold	Target	Maximum
$261,407,300	$307,538,000	$369,045,600

Mr. Sullivan’s target bonus for the fiscal 2013 fall season was 50% of 90% of his $640,000 base salary. The bonus payout to him at target performance was his target bonus, at threshold performance was 50% of his target bonus and at maximum performance was 200% of his target bonus, with interpolation between the target levels. He would not be eligible for a bonus payment for performance below the threshold level.

The results for Mr. Sullivan under the 162(m) Plan for the fiscal 2013 fall season was as follows:

Actual Company EBITDA Achieved	Percentage of Company EBITDA Target Achieved	Actual Company SG&A plan for shared services Achieved	Percentage of Company SG&A plan for shared services Target Achieved	Actual Company SG&A plan for total operations Achieved	Percentage of Company SG&A plan for total operations Target Achieved	Payment
$307,143,000	99.87%	$32,825,000	83.3%	$10,667,000	90.9%	$324,156

The performance goals set by the Compensation Committee for Messrs. Montgomery and Sullivan for the fiscal 2013 spring season were as follows:

•	80% based on achievement of Company EBITDA plan as follows:

Threshold	Target	Maximum
$236,959,600	$278,776,000	$334,531,200

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•	10% (5% fall and 5% spring) based on achievement of Company SG&A expense plan for shared services as follows:

Threshold	Target	Maximum
$58,990,000	$53,159,000	$41,036,000

•	10% (5% fall and 5% spring) based on achievement of Company SG&A expense plan for total operations for Mr. Sullivan and for financial operations for Mr. Montgomery as follows:

NEO	Threshold	Target	Maximum
Sullivan	$15,541,000	$15,369,000	$10,811,000
Montgomery	$15,549,000	$13,520,000	$10,816,000

The different goals for Messrs. Sullivan and Montgomery reflect the specific focus of their positions with the Company. Mr. Montgomery joined the Company in January 2013 and did not participate in the 162(m) Plan for the fiscal 2013 fall season.

The target bonuses for Messrs. Sullivan and Montgomery for the fiscal 2013 spring season were 50% of 90% of their base salaries (i.e., target bonuses of $288,000 for Mr. Sullivan and $258,750 for Mr. Montgomery). The bonus payout under the Company EBITDA plan goal at target performance was the target bonus, at threshold performance was 85% of the target bonus and at maximum performance was 120% of the target bonus, with interpolation between the target levels. The bonus payout under both of the SG&A goals at target performance was the target bonus, at threshold performance was 80% of the target bonus and at maximum performance was 115% of the target bonus, with interpolation between the target levels. No bonus payment would be paid for a goal for performance below the threshold level.

The results for Mr. Sullivan under the 162(m) Plan for the fiscal 2013 spring season were as follows:

Actual Company EBITDA Achieved	Percentage of Company EBITDA Target Achieved	Actual Company SG&A plan for shared services Achieved	Percentage of Company SG&A plan for shared services Target Achieved	Actual Company SG&A plan for total operations Achieved	Percentage of Company SG&A plan for total operations Target Achieved	Payment
$249,413,000	89.5%	$41,874,000	81.6%	$12,292,000	91%	$246,576

The results for Mr. Montgomery under the 162(m) Plan for the fiscal 2013 spring season were as follows:

Actual Company EBITDA Achieved	Percentage of Company EBITDA Target Achieved	Actual Company SG&A plan for shared services Achieved	Percentage of Company SG&A plan for shared services Target Achieved	Actual Company SG&A plan for financial operations Achieved	Percentage of Company SG&A plan for financial operations Target Achieved	Payment
$249,413,000	89.5%	$41,874,000	81.6%	$10,771,000	79.7%	$258,750

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The performance goal set by the Compensation Committee for Mr. Rayden for fiscal 2013 season was based on achievement of Justice EBITDA plan as follows:

Fall Season:

Threshold	Target	Maximum
$157,193,050	$184,933,000	$221,919,600

Spring Season:

Threshold	Target	Maximum
$80,278,250	$94,445,000	$113,334,000

Mr. Rayden’s target bonus for each season was 50% of 120% of his $1,050,000 base salary. The seasonal bonus payout to Mr. Rayden at target performance was his seasonal target bonus, at threshold performance was 50% of his seasonal target bonus and at maximum performance target threshold performance was 200% of his seasonal target bonus, with interpolation between the target levels. Mr. Rayden would not be eligible for a seasonal bonus payment for performance below the threshold level.

The results for Mr. Rayden under the 162(m) Plan for fiscal 2013 were as follows:

	Actual Justice EBITDA Achieved	Percentage of Target Achieved	Payment
Fiscal 2013 Fall Season	$186,402,000	100.79%	$646,695
Fiscal 2013 Spring Season	$84,763,000	89.75%	$414,719

Fiscal 2014 162(m) Plan – The performance goals under the 162(m) Plan for Messrs. David Jaffe, Montgomery, Sullivan and Rayden for fiscal 2014 and the percentage of their fiscal 2014 target award opportunities subject to the achievement of each goal have been generally structured in the same manner as their fiscal 2013 goals.

Non-Qualified Stock Options, RSUs and PSUs under the Company’s Stock Incentive Plan

NEOs generally receive annual grants under our Stock Incentive Plan as follows:

Minimum Vesting

While we generally grant awards under the Stock Incentive Plan with 4-year vesting schedules, our Stock Incentive Plan contains minimum vesting schedules for stock options (3-year vesting) and restricted stock and RSU awards (2-year vesting), with a carve-out for vesting on death, disability, retirement, change-in-control, and termination without Cause or for good reason. There is a 5% allowable basket (i.e., 5% of the total share reserve) for equity awards with a shorter vesting schedule.

Non-Qualified Stock Options

Our NEOs are granted annual awards of nonqualified stock options. Options granted to the NEOs prior to fiscal 2010 vest 20% per year for five years following the grant date. Options granted to the NEOs in and after fiscal 2010 vest 25% per year for four years following the grant date. This change was made as part of the equalization of the pay practices among our brands and better aligns our equity grant practices with those of the other members of our peer group. The exercise price of a stock option is the average of the high and low Company stock prices on the date of grant. Options granted prior to December 11, 2012 (the date of our 2012 Annual Meeting), typically have a term of ten years. The maximum term for options granted on or after December 11, 2012 is seven years.

The Company generally awards stock options to the NEOs on an annual cycle. On September 20, 2012, the following NEOs were granted the following number of stock option grants with a per share exercise price of $20.79, the fair market value of a share of our stock on the date of grant, as determined under the Stock Incentive Plan: David Jaffe – 250,000 options; Michael W. Rayden – 80,000 options; Armand Correia – 25,000 options; John Sullivan – 30,000 options. Consistent with the changes made to our director compensation, Elliot S. Jaffe received an award of 5,000 RSUs in lieu of any stock options. On September 25, 2013, the following

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NEOs were granted the following number of stock option grants with a per share exercise price of $19.91, the fair market value of a share of our stock on the date of grant, as determined under the Stock Incentive Plan: David Jaffe - 375,000 options; Michael W. Rayden - 80,000 options; Dirk Montgomery - 20,000 options; and John Sullivan – 35,000 options. Elliot S. Jaffe received an award of 5,000 RSUs in lieu of any stock options.

The Compensation Committee generally determines each participant grant in accordance with pre-established option grant guidelines (which are primarily based on the participant’s level of responsibility with the Company or respective brand). Our President and CEO may exercise discretion in his recommendations to the Compensation Committee for grants of stock options for all executives, including the NEOs, excluding himself and our Non-Executive Chairman. Our President and CEO may recommend an increase or decrease to the stock option grant guidelines for a given executive, based on individual performance. All grants are made by the Compensation Committee.

The Compensation Committee has a practice of not granting any stock options until at least one business day after the Company has issued its quarterly and/or annual earnings release, as well as the public release of any other pending material non-public information.

Special Equity Grants

The Compensation Committee may also make other equity grants from time to time during the course of the year, such as when a new employee is hired, a current employee is promoted or recognition of special achievement. In fiscal 2013 the following special equity grants were made to NEOs:

•          On September 20, 2012, in light of the considerable amount of time committed to the integration of Charming Shoppes into the Company, the Compensation Committee granted Mr. David Jaffe a special award in the form of an option to purchase 170,000 shares of the Company’s stock with an exercise price of $20.79 per share that vest 25% per year for four years following the grant date. (The 170,000 stock options are included in the 250,000 total stock options granted to Mr. David Jaffe on September 20, 2012.)

•          In connection with the commencement of his employment with the Company, on October 23, 2012, the Compensation Committee granted Mr. Sullivan a retention grant of 30,000 RSUs that will vest in six installments with the following schedule subject to his continued service: 10% on each of the first three anniversaries of the grant date, 15% on the fourth anniversary, 20% on the fifth anniversary and 35% on the sixth anniversary. Mr. Sullivan’s RSUs were granted subject to stockholder approval of an amendment to increase the share limit under the 2010 Stock Incentive Plan, which was approved by our stockholders at the 2012 Annual Meeting.

•          Under the terms of Mr. Montgomery’s letter agreement with the Company (see discussion below), in connection with the commencement of his employment with the Company, on January 31, 2013, the Compensation Committee granted Mr. Montgomery:

•                25,000 non-qualified stock options, with an exercise price of $16.82 based on the grant date fair market value of our common stock, that will vest in four annual installments subject to his continued service; and

•                a retention grant of 45,000 RSUs that will vest in six installments with the following schedule subject to his continued service: 10% on each of the first three anniversaries of the grant date, 15% on the fourth anniversary, 20% on the fifth anniversary and 35% on the sixth anniversary.

Post-Termination Continued Vesting and Exercisability of Employee Options in Certain Circumstances

If an employee ceases to be an employee of the Company for any reason (other than for Cause, as defined under the Stock Incentive Plan) and the employee has achieved the Total Years Test as of his or her last day of employment, then all of such employee’s unvested stock options granted during fiscal 2013 will continue to vest and remain exercisable for a period of four years from the date of termination, but not longer than the original term of each option, and provided that after the last unvested option vests, all options will remain exercisable for one year thereafter, but not longer than the original term of each option.

In addition, upon achievement of the Total Years Test, all of an employee’s unvested restricted stock and RSUs will become fully vested.

The “Total Years Test” means 75 years, based on the sum of (i) the total number of years of employment with the Company or an affiliate, plus (ii) the employee’s age, which will be at least age 60. Of our NEOs, Mr. Elliot S. Jaffe and Mr. Rayden currently satisfy the Total Years Test.

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Long-Term Incentive Plans

The Company grants the NEOs (other than our Non-Executive Chairman) LTIPs under the Stock Incentive Plan consisting of performance based awards. LTIPs granted prior to fiscal 2012 are paid in restricted stock. LTIPs granted in and after fiscal 2012 consist of PSUs settled in fully vested shares of our common stock which more closely aligns our pay practices with our peer group under which participants are typically granted restricted stock and RSUs that vest or are settled upon achievement of the performance goals immediately following the end of the performance period. LTIP performance goals are established annually, and the performance period for each plan consists of three consecutive fiscal years. The LTIPs are intended to give each NEO a substantial incentive to maximize our long-term financial performance.

In fiscal 2011, the Compensation Committee established the 2013 Long-Term Incentive Plan (the “2013 LTIP”) that uses a three-year performance period consisting of fiscal 2011, fiscal 2012 and fiscal 2013. In fiscal 2012, the Compensation Committee established the 2014 Long-Term Incentive Plan (the “2014 LTIP”) that uses a three-year performance period consisting of fiscal 2012, fiscal 2013 and fiscal 2014. In fiscal 2013, the Compensation Committee established the 2015 Long-Term Incentive Plan (the “2015 LTIP”) that uses a three-year performance period consisting of fiscal 2013, fiscal 2014 and fiscal 2015. The 2015 LTIP awards for the NEOs were granted subject to stockholder approval of an amendment to increase the share limit under the 2010 Stock Incentive Plan, which was approved by our stockholders at the 2012 Annual Meeting. Messrs. David Jaffe and Rayden participate in the 2013 LTIP and 2014 LTIP. Messrs. David Jaffe, Rayden, Montgomery and Sullivan participate in the 2015 LTIP. During the first quarter of fiscal 2014, the Compensation Committee established the 2016 Long-Term Incentive Plan (the “2016 LTIP”). The 2016 LTIP uses a three-year performance period consisting of fiscal 2014, fiscal 2015 and fiscal 2016. Messrs. David Jaffe, Rayden, Montgomery and Sullivan participate in the 2016 LTIP.

During the first quarter of fiscal 2013, the Compensation Committee certified the performance goals achieved under the 2012 Long-Term Incentive Plan for executives at dressbarn and maurices and the 2012 Long-Term Incentive Plan for executives of Justice and the following NEOs were granted the following number of shares of restricted stock that vested on July 28, 2013, or earlier upon achievement of the Total Years Test: David Jaffe – 156,890; Michael W. Rayden – 104,548; and Armand Correia – 48,554.

The 2013 LTIP, provides for settlement in time-vesting restricted stock that becomes fully vested on the 30th day after the grant date following the performance period, or earlier upon achievement of the Total Years Test. The 2014 LTIP, the 2015 LTIP and the 2016 LTIP consist of PSUs that, if earned, will be settled in fully vested shares of our common stock following the end of the performance period and the Compensation Committee’s certification of the performance goals.

The Compensation Committee believes that the goals set under the LTIPs represent an appropriate and substantial degree of difficulty for achieving a payout. For example, no awards were paid out under the LTIPs with the performance periods that ended in fiscal years 2009 and 2010 (which had 3 year performance periods).

For the 2013 LTIP, the participating NEOs were assigned a “target” number of shares of restricted stock. As discussed below, the actual number of shares of restricted stock awarded was based on Company’s achievement of Company financial goals during the performance period. For the 2014 LTIP, the 2015 LTIP and the 2016 LTIP, the participating NEOs were assigned a “target” number of shares of our common stock. The actual number of shares of our common stock to be awarded at the end of the performance period will depend on the Company’s achievement of Company financial goals during the applicable performance period. The performance goals under the 2013 LTIP were, and the performance goals under the 2014 LTIP, the 2015 LTIP and 2016 LTIP are, intended to constitute “performance-based compensation” under Section 162(m) of the Code.

2013 LTIP Performance Goals and Results

Messrs. David Jaffe, Rayden and Correia participated in the 2013 LTIP for which the performance period ended on the last day of fiscal 2013. After giving effect to our April 2012 two-for-one stock split, the target number of restricted shares of our common stock that could be earned by such NEOs under the 2013 LTIP was as follows: Mr. David Jaffe – 98,434; Mr. Rayden – 101,246; and Mr. Correia – 25,612. Although upon his retirement Mr. Correia forfeited his right to receive a payment under the 2013 LTIP, under his retirement agreement he was entitled to receive a lump sum cash equivalent of his award under the 2013 LTIP, determined through the end of fiscal 2013 based on actual performance.

The target number of restricted shares under the 2013 LTIP were divided among the following Company performance goals as follows:

•	75% of the target shares was subject to Company performance goals divided 1/3 among the following performance goals:
o	Total shareholder return (“TSR”) relative to a peer group of companies as follows:

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Threshold	Target	Maximum
top 60% to 40%	between the top 40% and 20%	top 20%

o	Corporate total EBITDA dollars as follows (in billions):

Threshold	Target	Maximum
$1.011	$1.189	$1.427

o	Company’s compounded annual average return on invested capital (“ROIC”) as follows:

Threshold	Target	Maximum
30.1%	35.4%	42.5%

The remaining 25% of the target shares was subject to level of EBITDA dollars achieved by the dressbarn, maurices and Justice brands for which the NEO had responsibility and was further divided for an NEO who has responsibilities for 2 or 3 brands as follows (in millions):

Brand	Threshold	Target	Maximum
dressbarn	$276.1	$324.8	$389.7
maurices	$342.2	$402.6	$483.2
Justice	$392.6	$461.9	$554.3

For each performance goal, at threshold level 50% of the target shares subject to the performance goal were earned, 100% were earned for target achievement and 200% for maximum achievement, with interpolation between the target levels. The peer group with respect to the TSR goals for the 2013 LTIP was (“TSR Peer Group”): Abercrombie & Fitch Co. (ANF); Aéropostale, Inc. (ARO); American Eagle Outfitters, Inc. (AEO); Ann Inc. (ANN); Chico’s FAS, Inc. (CHS); Coldwater Creek Inc. (CWTR); The Gymboree Corporation (GYMB); J. Crew Group, Inc. (JCG); Pacific Sunwear of California, Inc. (PSUN); Stage Stores, Inc. (SSI); Stein Mart, Inc. (SMRT); The Children’s Place Retail Stores, Inc. (PLCE); The Men’s Wearhouse, Inc. (MW); The Talbots, Inc. (TLB) and Urban Outfitters, Inc. (URBN).

The results under the 2013 LTIP were as follows:

2013 LTIP Performance Goals	Result	Percentage of Shares Awarded
TSR relative to TSR Peer Group	Target	50.0%
Company EBITDA (in billions)	$1.315	152.9%
Company ROIC	33.4%	80.7%
dressbarn EBITDA (in millions)	$269.5	0%
maurices EBITDA (in millions)	$431.8	136.2%
Justice EBITDA (in millions)	$698.5	200.0%
Payout Percentage of Total Target Shares		102.9%

As a result of the performance achieved under the 2013 LTIP, Mr. David Jaffe, whose brand EBITDA goals were measured against all three brands, received 96,410 time-vesting shares of restricted stock under the Stock Incentive Plan that became fully vested on October 25, 2013. As a result of the performance achieved under the 2013 LTIP and his having achieved the Total Years

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Test, Mr. Rayden, whose brand EBITDA goals were measured solely against Justice performance, received 122,406 fully vested shares of our common stock under the Stock Incentive Plan. Had Mr. Correia, whose brand EBITDA goals would have been measured against all three brands, remained employed through the end of fiscal 2013, he would have received 24,621 fully vested shares of restricted stock under the Stock Incentive Plan.

2014 LTIP Goals

In fiscal 2012, the Compensation Committee adopted the 2014 LTIP in which Messrs. David Jaffe and Rayden participate. The 2014 LTIP was granted as PSUs that will vest based on the level of performance achieved. The target number of PSUs that may vest and be settled in fully vested shares of our common stock for the NEOs participating under the 2014 LTIP is as follows (after giving effect to our April 2012 two-for-one stock split): Mr. David Jaffe – 160,000; and Mr. Rayden – 77,970. Mr. Correia forfeited his PSUs under the 2014 LTIP upon his retirement.

The 2014 LTIP target shares are subject to Company performance goals that are divided 34% and 33%, respectively, for Mr. David Jaffe and 50% for Mr. Rayden, among the level of achievement of the Company’s compound annual average ROIC and the Company’s total EBITDA dollars, in each case with threshold, target and maximum performance level payouts. The remaining 33% of Mr. David Jaffe’s 2014 LTIP target shares are subject to the Company’s TSR relative to its 2012 peer group, with threshold, target and maximum performance level payouts.

2015 LTIP Goals

In fiscal 2013, the Compensation Committee adopted the 2015 LTIP. The 2015 LTIP was granted as PSUs that will vest based on the level of performance achieved. The target number of PSUs that may vest and be settled in fully vested shares of our common stock for the NEOs participating under the 2015 LTIP is as follows: Mr. David Jaffe – 250,000; Mr. Rayden – 67,925; Mr. Montgomery – 12,500 and Mr. Sullivan – 12,000. Mr. Correia forfeited his PSUs under the 2015 LTIP upon his retirement.

The target shares for all participants in the 2015 LTIP, other than Mr. David Jaffe, are subject to Company performance goals divided 50% among the following performance goals, and for Mr. David Jaffe are subject 33% and 34%, respectively, to the following performance goals.

•	Company’s compound annual average ROIC:

Threshold	Target	Maximum
11.1%	13.0%	15.6%

•	Company’s total EBITDA dollars (in millions):
Threshold	Target	Maximum
$1,568.0	$1,844.7	$2,213.6

The remaining 33% of Mr. David Jaffe’s 2015 LTIP are based on TSR relative to our peer group as follows:

Threshold	Target	Maximum
top 60% to 40%	between the top 40% and 20%	Top 20%

For each performance goal, at threshold level 50% of the target shares for the performance goal will vest, 100% will vest for target achievement and 200% for maximum achievement, with interpolation between the target levels. The performance goals under the 2015 LTIP are intended to constitute “performance-based compensation” under Section 162(m) of the Code.

The TSR performance target was not included for the NEOs other than for Mr. David Jaffe, as the Compensation Committee believes that there is already sufficient emphasis on share price at the level of vice president and above. The TSR performance target was maintained for Mr. David Jaffe, as it remains an important focus for the CEO. The Compensation Committee continues to believe that Company ROIC and EBITDA are appropriate long-term performance plan measures.

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Justice EBITDA Bonus for Mr. Rayden

Following the Company’s acquisition of Justice, the Compensation Committee determined that it was necessary to create a strong incentive for Mr. Rayden to stay with the Company for a prolonged period and to increase Justice’s EBITDA performance over its plan during that time. In order to create such an incentive, the Compensation Committee approved a long term, performance-based bonus plan for Mr. Rayden (the “Justice EBITDA Bonus”). Under the Justice EBITDA Bonus, which is set forth in Mr. Rayden’s employment agreement, Mr. Rayden is eligible to receive a cash bonus in an amount equal to 10% of the sum of the Justice brand’s positive incremental and negative decremental actual EBITDA performance versus target EBITDA goals over each semi-annual period occurring in the five and one-half year performance period, as set forth below, or if shorter, the duration of Mr. Rayden’s employment (we refer to the applicable period as the EBITDA performance period). The incremental and decremental amounts for each semi-annual period will be determined by comparing Justice’s actual EBITDA performance during such semi-annual period against the semi-annual Justice EBITDA goals below, calculated excluding certain extraordinary items (e.g., unusual events affecting a financial statement, corporate transactions and changes in accounting principles). Any bonus payable under the Justice EBITDA Bonus will be paid within 60 days following completion of the five and one-half year EBITDA performance period, provided that if the amount is payable as a result of Mr. Rayden’s termination of employment, the bonus payment will be subject to a six-month delay pursuant to Section 409A of the Code. No amounts are payable under the Justice EBITDA Bonus if Mr. Rayden’s employment is terminated by Justice for Cause (as defined in his employment agreement).

The following semi-annual target EBITDA goals for Justice for the five and one-half year performance period under the Justice EBITDA Bonus have been approved by the Compensation Committee:

Justice EBITDA Bonus Semi-Annual Goals Justice EBITDA (in thousands)
Year	Spring	Fall
2010	$26,274	N/A
2011	$33,994	$84,893
2012	$41,608	$94,871
2013	$46,121	$101,204
2014	$50,058	$106,795
2015	$54,742	$113,492

The actual EBITDA achieved by Justice for the fiscal 2013 fall season was $186,402,000 resulting in the accrual of an amount equal to $8,508,000 under the Justice EBITDA Bonus. The actual EBITDA achieved by Justice for the fiscal 2013 spring season was $84,763,000, resulting in the accrual of an amount equal to $3,864,000 under the Justice EBITDA Bonus. As of the end of fiscal 2013, the Justice EBITDA Bonus was accrued at an amount equal to $32,024,000.

Letter Agreement with Mr. Montgomery

On December 26 2012, the Company entered into a letter agreement with Mr. Montgomery setting forth the terms of his employment as the Company’s CFO. In determining Mr. Montgomery’s compensation, the Compensation Committee reviewed information relating to the CFO position from Hay Group, Mercer and Equilar. The Compensation Committee determined that the compensation for Mr. Montgomery was reasonable and consistent with the Company’s pay practices for its senior executive officers. A description of the letter agreement with Mr. Montgomery can be found in the section of this proxy statement entitled “Employment Agreements, Employment Letters and Retirement Agreements” below.

Executive Perquisites

Except as noted below with respect to Mr. Rayden, we generally do not offer any significant perquisites to our NEOs. The cost of perquisites for our NEOs is included in the “All Other Compensation” column of the Summary Compensation Table. The Company offers broad health and welfare programs, which are available to our full-time employees generally.

In accordance with the terms of Mr. Rayden’s employment with Justice prior to its acquisition by the Company, Mr. Rayden continues to receive limited personal use of an aircraft while Mr. Rayden serves as Chief Executive Officer of Justice, subject to certain limitations on use and cost. In addition, the Company maintains life insurance coverage on Mr. Rayden’s life in the amount of $5,000,000, the proceeds of which are payable to his designated beneficiaries.

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Deferred Compensation

We maintain a non-qualified deferred compensation plan for approximately 195 employees (including all of our NEOs). We make Company contributions to this plan in an amount determined by us for each plan year. For fiscal 2013, the NEOs received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. See “Nonqualified Deferred Compensation in Fiscal 2013” below.

Severance and Change in Control Payments

All of our NEOs, other than our Non-Executive Chairman, are entitled to receive severance payments upon certain terminations of their employment and all of our NEOs, other than our Non-Executive Chairman, are entitled to benefits in the event of a Change in Control (as defined below) of the Company. These arrangements provide important protections to both the executive and the Company. Arrangements providing for severance and Change in Control payments assist the Company in attracting and retaining qualified executives that could have other job alternatives.

Under David Jaffe’s employment agreement, in the event of a Change in Control, he is entitled to elect to terminate employment and to receive a severance payment of two times his base salary. The Compensation Committee has evaluated David Jaffe’s employment agreement and believes that the Change in Control provision is appropriate given his long relationship and service with the Company and due to the fact that if a Change in Control were to occur, his responsibilities and services would likely be very different from those that currently exist. In September 2011, to address corporate governance best practices, David Jaffe’s employment agreement was amended to replace the automatic annual renewal of his employment agreement for additional one-year terms (which was previously contained in his employment agreement) with a fixed three-year term ending on September 21, 2014.

Mr. Rayden’s entitlements to severance and Change in Control benefits are a continuation of his contractual rights under his arrangements with Justice. The continuation of these arrangements was negotiated as part of the acquisition of Justice, and cannot be modified without Mr. Rayden’s consent.

Mr. Elliot S. Jaffe’s employment agreement provides that his estate will be entitled to receive a lump sum payment equal to one year of his base salary at the rate in effect at the time of his death. He is not entitled to severance under any other termination of his employment.

In order to maintain the competitiveness of our pay practices, we have adopted the Executive Severance Plan (the “Executive Severance Plan”). In fiscal 2013, the Compensation Committee approved Messrs. Montgomery and Sullivan as participants in the Executive Severance Plan. Under the Executive Severance Plan, Messrs. Montgomery and Sullivan are entitled to severance benefits under certain terminations of their employment, including enhanced severance benefits following a Change in Control. A description of the terms and conditions of the Executive Severance Plan can be found in the section of this proxy statement entitled “Executive Severance Plan” below.

Other than with respect to Mr. Rayden, none of our NEOs is entitled to a golden parachute (280G) excise tax gross-up or a Code Section 409A tax gross up, both of which are preserved benefits from the agreements governing Mr. Rayden’s employment with Justice prior to its acquisition by the Company. A description of terms and conditions of this arrangement with Mr. Rayden can be found in the section of this proxy statement entitled “Employment Agreements, Employment Letters and Retirement Agreements – Michael W. Rayden.”

A further description of termination and Change in Control events that trigger post termination and Change in Control pay and benefits for our NEOs, including the Executive Severance Plan, can be found in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control” below.

Retirement Agreement with Mr. Correia

On January 21, 2013 the Compensation Committee approved, and on January 22, 2013, the Company entered into, an agreement with Mr. Correia setting forth the terms of his transitional role with the Company through March 2, 2013 (the effective date of his retirement), and providing him with certain retirement benefits. The retirement benefits provided to Mr. Correia included benefits that were in full satisfaction of all the Company’s obligations to him upon his retirement under the Company’s plans, including under the Executive Severance Plan. The Compensation Committee determined that the retirement benefits for Mr. Correia were appropriate and reasonable based on his many years of service in a senior executive capacity for the Company. A description of the retirement benefits provided to Mr. Correia can be found in the section of this proxy statement entitled “Employment Agreements, Employment Letters and Retirement Agreements” below.

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Risk Mitigation

Our Board has reviewed and considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the cash paid or the number of shares delivered. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation with multi-year performance targets and vesting. We believe that this ensures that our NEOs and other employees focus on the health of our business and the delivery of broad performance metrics that will deliver shareholder value over time and discourages excess risk-taking by our NEOs and other employees.

Impact of Accounting and Tax Matters

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code, which generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to certain of a corporation’s NEOs only if the compensation qualifies as being performance-based under Section 162(m) of the Code. We generally endeavor to structure our compensation to qualify as performance-based under Section 162(m) of the Code where it is reasonable to do so while meeting our compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards may be non-deductible under Section 162(m) of the Code.

Consideration of Prior Amounts Paid or Realized

Actual pay earned by our NEOs in prior years from annual or semi-annual incentive opportunities and long-term equity compensation is not specifically taken into account by the Compensation Committee in making a current year’s compensation decisions for (i) salary increases, (ii) target annual or semi-annual incentive compensation opportunity, (iii) target long-term equity incentive opportunity, or (iv) equity compensation. The Compensation Committee also does not specifically adjust a current year’s target incentive compensation in order to reflect the prior year’s actual earned cash or equity incentive compensation.

Stock Ownership Guidelines for President and CEO

Our Board believes it is important that our President and CEO has, and is recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, we adopted the Ownership Guidelines for our President and CEO which became effective in September 2011.

Under the Ownership Guidelines our President and CEO is required to own shares of our common stock equal to six times his annual base salary. Ownership includes: (i) shares of our stock acquired on the open market or purchased through the exercise of a stock option or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); and (iii) vested shares of our stock allocated under any tax-qualified plan. Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) count as “owned” by our President and CEO. Stock options and unvested equity awards do not count towards the stock ownership requirement. Mr. David Jaffe’s, our President and CEO, level of stock ownership currently satisfies the Ownership Guidelines. The Ownership Guidelines are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Compensation Committee Report by reference therein.

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The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

John Usdan, Chairman

Kate Buggeln

Randy Pearce

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SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2013, fiscal 2012 and fiscal 2011 of those persons who on July 27, 2013, were our NEOs, including: (i) our President and CEO, (ii) our former CFO, (iii) our current CFO, and (iv) our three other most highly compensated executive officers, including our Co-Founder and Non-Executive Chairman of the Board.

Name	Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

	David Jaffe	2013	1,000,000		5,077,500	1,875,000	423,188		304,659	8,680,347
	President and Chief	2012	996,923		3,364,414	761,600	1,877,858		167,711	7,168,505
	Executive Officer	2011	975,585		1,160,537	2,280,014	1,075,550		106,221	5,597,907

	Elliot S. Jaffe	2013	399,800		105,850				196,038	701,688
	Non-Executive	2012	395,450			95,200			187,557	678,207
	Chairman of the Board	2011	387,755			94,000			182,740	664,495

	Michael W. Rayden	2013	1,050,000		1,379,557	600,000	1,061,414		358,239	4,449,210
	Chief Executive Officer,	2012	1,050,000		1,013,906	761,600	2,475,144		385,003	5,685,654
	Tween Brands, Inc.	2011	1,050,000		1,284,812	876,000	2,520,000		412,823	6,143,635

	Armand Correia 6)	2013	535,934		203,100	187,500	316,414		471,852	1,714,800
	Executive Vice President	2012	417,794		681,805	238,000	453,587		78,236	1,869,421
	and Chief Financial Officer	2011	405,305		325,016	273,750	405,733		76,251	1,486,055

	Dirk Montgomery (7)
	Executive Vice President	2013	305,192		974,625	151,000	258,750		0	1,689,567
	and Chief Financial Officer

	John Sullivan
	Executive Vice President	2013	630,000		878,820	225,000	570,732		62,921	2,367,473
	and Chief Operating Officer

(1)	Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Amounts include both time-vesting restricted stock awards, restricted stock awards subject to performance conditions. The value of the 2015 LTIP awards granted in fiscal 2013 assumes achievement at target; the maximum payout achievable under the 2015 LTIP is 200% of target. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 19 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 27, 2013.

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(2)	The amounts shown for fiscal 2011, 2012 and 2013 represent amounts earned under (i) the 162(m) Plan with respect to Messrs. David Jaffe, Rayden, Montgomery and Sullivan, as applicable, and (ii) the IC Plan for Mr. Correia. Elliot S. Jaffe was not eligible for any incentive bonus under the Company’s incentive plans.
(3)	We have no defined benefit pension plans. All earnings in our nonqualified Executive Retirement Plan are at market values and are therefore omitted from the table.
(4)	A detailed breakdown of “All Other Compensation” for fiscal 2013 is provided in the table below.
(5)	Mr. Correia retired on March 2, 2013.
(6)	Mr. Montgomery joined the Company as Executive Vice President and CFO on January 16, 2013.

Name	Contributions to Executive Officer's Defined Contribution Plan Accounts ($)	Payments made for Supplemental Retirement Benefits ($)(1)	Severance Benefits ($)(2)	Payments made for Life Insurance ($)	Personal Use of Company Plan ($)(3)	Total ($)
David Jaffe	301,297			2,933	428	304,659
Elliot S. Jaffe	19,932	176,107				196,038
Michael W. Rayden	145,592			33,120(4)	179,530	358,239
Armand Correia	459,468		1,129,263	12,384		1,601,115
Dirk Montgomery	0					0
John Sullivan	62,921					62,921

(1)	Represents supplemental retirement benefit as discussed under “Retirement Agreements” below. This amount is adjusted on an annual basis for cost-of-living increases as determined using the Consumer Price Index.
(2)	Represents severance benefits as discussed under “Retirement Agreements” below.
(3)	Represents the aggregate incremental cost to the Company for personal use of the Company’s aircraft.
(43)	Represents life insurance premiums of $19,733 and tax gross-ups of $13,387.

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GRANTS OF PLAN BASED AWARDS IN FISCAL 2013

The following table provides information regarding the grants of plan-based awards made to the NEOs during fiscal 2013.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards:	All Other Option
Name	Grant Date or Performance Period	Plan*	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Number of Shares of Stock or Units (#)	Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)
David Jaffe	FY13	162(m)	625,000	1,250,000	2,500,000
	FY13-FY15	15LTIP				125,000	250,000	500,000
	9/20/2012	NQ								250,000	20.79	1,875,000

Elliot S. Jaffe	9/20/2013	RSU(5)							5,000			105,850

Michael W. Rayden	FY13	162(m)	630,000	1,260,000	2,520,000
	FY13-FY15	15LTIP				33,963	67,925	135,850
	9/20/2012	NQ								80,000	20.79	600,000

Armand Correia	FY13	ICP	168,750	337,500	675,000
	FY13-FY15	15LTIP				5,000	10,000	20,000
	9/20/2012	NQ								25,000	20.79	187,500

Dirk Montgomery	FY13	162(m)	258,750	517,500	1,035,000
	FY13-FY15	15LTIP				6,250	12,500	25,000
	1/31/2013	RSU(4)							45,000			762,750
	1/31/2013	NQ								25,000	16.82	151,000

John Sullivan	FY13	162(m)	288,000	576,000	1,152,000
	FY13-FY15	15LTIP				6,000	12,000	24,000
	10/23/2012	RSU(4)							30,000			635,100
	9/20/2012	NQ								30,000	20.79	225,000

* Plan:

ICP = Incentive Compensation Plan

NQ = Non-qualified stock options (granted under the Stock Incentive Plan)

RSU = Restricted Stock Unit

15LTIP = 2015 Long-Term Incentive Plan (granted under the Stock Incentive Plan)

162(m) = Executive 162(m) Bonus Plan

(1)	Amounts represent the range of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of his performance goals during fiscal 2013 under the 162(m) Plan for David Jaffe, Mr. Rayden, Mr. Montgomery and Mr. Sullivan, and under the IC Plan for Mr. Correia. See “Incentive Bonus Plan” under the “Compensation Discussion and Analysis” above for more information regarding the bonus targets under the 162(m) Plan and the IC Plan.
(2)	Amounts represent the range of shares of fully-vested stock that each eligible NEO may potentially be granted based on the Company’s achievement of the performance goals established for the three-year fiscal 2013, 2014 and 2015 cycle under the 2015 LTIP. Shares are not actually granted under the 2015 LTIP until the Compensation Committee has certified the level of achievement for each performance metric under the 2015 LTIP and has determined the number of shares that each participant has earned, which will occur after the Company files its Annual Report on Form 10-K for fiscal 2015, such date the “grant date”. The Threshold amount represents the minimum number of shares that could be awarded if all goals are achieved at the threshold level, the Target amount represents the number of shares that could be awarded if 100% of the goals are achieved, and the Maximum amount represents the maximum number of shares that could be awarded under the 2015 LTIP.
(3)	Represents a stock option award made pursuant to the Company’s annual stock option grant, as described above in the Compensation Discussion and Analysis under “Non-Qualified Stock Options, RSUs and PSUs under the Stock Incentive Plan.”
(4)	Represents restricted stock units granted under the Stock Incentive Plan, as described above in the Compensation Discussion and Analysis under “Non-Qualified Stock Options, RSUs and PSUs under the Stock Incentive Plan.” The awards granted to Messrs. Montgomery and Sullivan vest as follows over a six year period: 10% following years one through three, and 15%, 25%, and 30% respectively for years four through six.
(5)	Represents restricted stock units awarded to Elliot Jaffe in connection with his service as a director, as described above under “Questions and Answers About Our Board and Corporate Governance Matters – How are directors compensated?”

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

The following table provides information relating to outstanding equity awards held by the NEOs at July 27, 2013.

		Option Awards				Stock Awards
Name	Plan*	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David Jaffe	NQ(3)	600,000		5.92	10/12/15
	NQ(4)	400,000	100,000	7.495	9/18/18
	NQ(5)	120,000	40,000	8.835	9/24/19
	NQ(6)	225,000	75,000	15	12/9/19
	NQ(7)	80,000	80,000	11.695	9/23/20
	NQ(7)	75,000	75,000	15	9/23/20
	NQ(3)	88,644		15.545	3/9/21
	NQ(12)	40,000	120,000	13.135	9/21/21
	NQ(14)		250,000	20.79	9/20/22
	RSU(11)					17,500	325,500
	11LTIP(8)					30,772	572,359
	12LTIP(9)					156,890	2,918,154
	13LTIP(10)							49,217	915,436
	14LTIP(13)							80,000	1,488,000
	15LTIP(15)							125,000	2,325,000

Elliot S. Jaffe	NQ(3)	20,000		7.03	11/28/17
	NQ(4)	8,000	2,000	7.49	9/18/18
	NQ(5)	10,000		8.83	9/24/19
	NQ(7)	10,000	10,000	11.695	9/23/20
	NQ(12)	5,000	15,000	13.135	9/21/21
	RSU(16)					5,000	93,000

Michael W. Rayden	NQ(6)		40,000	10.395	12/9/19
	NQ(7)		80,000	11.695	9/23/20
	NQ(12)		120,000	13.135	9/21/21
	NQ(14)		80,000	20.79	9/20/22
	12LTIP(9)					104,548	1,944,593
	13LTIP(10)							50,623	941,588
	14LTIP(13)							38,985	725,121
	15LTIP(15)							33,963	631,703

Armand Correia	NQ(4)	50,471	24,000	7.495	9/18/14
	NQ(5)	30,000	10,000	8.835	9/24/14
	NQ(7)	25,000	25,000	11.695	9/23/15
	NQ(12)	12,500	37,500	13.135	9/21/16
	NQ(14)		25,000	20.79	9/20/17
	12LTIP(9)					48,554	903,104
	13LTIP(10)							19,406	360,952
	14LTIP(13)							10,000	186,000

Dirk Montgomery	NQ(19)		25,000	16.82	1/31/20
	RSU(20)					45,000	837,000
	15LTIP(15)							6,250	116,250

John Sullivan	NQ(17)	12,500	37,500	14.185	12/6/21
	NQ(14)		30,000	20.79	9/20/22
	RSU(18)					30,000	558,000
	15LTIP(15)							6,000	111,600

*	Plan/Type of Award:

NQ = Non-qualified stock option

RSU = Restricted Stock Units

11LTIP= 2011 Long Term Incentive Plan

12LTIP= 2012 Long Term Incentive Plan

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13LTIP= 2013 Long Term Incentive Plan

14LTIP= 2014 Long Term Incentive Plan

15LTIP= 2015 Long Term Incentive Plan

(1)	The amounts in this column equal the number of shares of restricted stock or restricted stock units indicated in the previous column multiplied by the closing price of our common stock ($18.60) on July 27, 2013.
(2)	The amounts in this column equal the number of shares of restricted stock or restricted stock units indicated in the previous column multiplied by the closing price of our common stock ($18.60) on July 27, 2013. The amounts assume that all goals under the Long-Term Incentive Plan will be achieved at the threshold level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.
(3)	This award is fully vested.
(4)	20% of the options relating to this award vested on September 18, 2012 and the remaining unexercisable options relating to this award vest on September 18, 2013.
(5)	25% of the options relating to this award vested on September 24, 2012 and the remaining unexercisable options relating to this award vest on each September 24, 2013.
(6)	The remaining unexercisable options relating to this award vest on December 9, 2013.
(7)	25% of the options relating to this award vested on September 23, 2013 and the remaining unexercisable options relating to this award vest on September 23, 2014.
(8)	This award relates to the 2011 LTIP. 33% of the award vested on July 30, 2013 and the remaining shares vest on July 30, 2014.
(9)	This award relates to the db/m 2012 LTIP (for Mr. Rayden, the Justice 2012 LTIP) for which the performance period ended on July 28, 2012. The amounts reported represent the actual number of shares of restricted stock granted under the LTIPs. For Mr. David Jaffe, the awards vested on July 28, 2013. Messrs. Correia and Rayden satisfy the Total Years Test and were entitled to immediate vesting of their awards upon grant.

(10)  This award relates to the 2013 LTIP for which the performance period ended on July 27, 2013.

(11)	These remaining unvested restricted stock units will vest on June 19, 2014.
(12)	25% of the options relating to this award vest equally over the next three years on each September 21st.
(13)	This award relates to the 2014 LTIP for which the performance period will end on July 26, 2014, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts of restricted stock as defined in the 2014 LTIP.

(14)  25% of the options relating to this award vest equally over the next four years on each September 20th.

(15)	This award relates to the 2015 LTIP for which the performance period will end on July 25, 2015, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts of restricted stock as defined in the 2015 LTIP.
(16)	33% of the restricted stock units relating to this award vests 33% over the next two years and 34% on the third year on each September 20th.
(17)	One-third of the outstanding options relating to this award vest equally over the next three years on each December 6th.
(18)	10% of the restricted stock units relating to this award vest over the next three years and 15%, 25% and 30% respectively over years four, five and six on each December 6th.
(19)	25% of the options relating to this award vest equally over the next four years on each January 31st.
(20)	10% of the restricted stock units relating to this award vest over the next three years and 15%, 25% and 30% respectively over years four, five and six on each January 31st.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013

The following table shows information about stock options exercised by our NEOs and stock awards held by our NEOs that vested during fiscal 2013.

	Option Awards		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
David Jaffe	600,000	9,291,000	32,888	593,797
Elliot S. Jaffe	480,000	7,112,305	—	—
Michael W. Rayden	240,000	2,393,200	104,548	2,131,734
Armand Correia	44,029	613,997	48,554	990,016
Dirk Montgomery	—	—	—	—
John Sullivan	—	—	10,000	182,850

(1)	The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and exercise price of the options.
(2)	Stock Awards include both awards of restricted stock and restricted stock units.
(3)	The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

PENSION BENEFITS

Other than the supplemental retirement benefit agreements for Elliot S. Jaffe and Mrs. Roslyn Jaffe (see “Retirement Agreements” below) we do not maintain any defined benefit pension plans for our officers and directors.

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EMPLOYMENT AGREEMENTS, EMPLOYMENT LETTERS AND RETIREMENT AGREEMENTS

We have entered into “employment agreements” with Elliot S. Jaffe, David Jaffe and Michael W. Rayden. We have entered into “employment letters” with Dirk Montgomery and John Sullivan. We also had entered into an “employment letter” with Mr. Correia that was in effect during fiscal 2013 prior to the date of his retirement agreement (as described below). An “employment agreement” provides an executive with a time period (or “term”) during which he will be employed by the Company. An “employment letter” does not have a term of employment. Rather, the letter sets forth the minimum compensation and benefits that the executive will receive during his employment. An executive with an employment letter is an “employee at will” (i.e., the Company may terminate such executive at any time with or without cause, subject to any applicable severance provisions, including the Executive Severance Plan). The Compensation Committee believes that these employment agreements and employment letters are important to our executives and to the Company. Each executive benefits from clarity of the terms of his or her employment. The Company enhances its ability to retain the services of its executives. The Compensation Committee periodically reviews the terms of the employment agreements and employment letters and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements and employment letters are discussed below.

David Jaffe

David Jaffe is employed as President and CEO of the Company pursuant to an employment agreement, dated May 2, 2002. Pursuant to an amendment to Mr. Jaffe’s employment agreement approved by the Compensation Committee in fiscal 2012, effective as of September 21, 2011, the automatic annual renewal of his employment agreement for additional one-year terms (which was previously contained in his employment agreement) was replaced with a fixed three-year term ending on September 21, 2014.

The agreement provides for an annual salary of $650,000 per year or such higher salary as the Compensation Committee may set from time to time ($1,000,000 for fiscal 2013). The agreement entitles Mr. Jaffe to participate in all of the Company’s retirement, insurance, bonus, incentive and other benefit plans, including the 162(m) Plan and the Stock Incentive Plan. It also provides for certain perquisites, however, in fiscal 2010 he agreed to an increase in his base salary in lieu of such perquisites. Mr. Jaffe may terminate his employment under his agreement following a Change in Control (as defined below). In such event, he would be entitled to an amount equal to two years’ salary paid in installments for a period equal to the period remaining in his employment term, but not less than one year (such period, the “Remaining Term”). Mr. Jaffe may also terminate his employment under his agreement prior to a Change in Control for “Good Reason” (as defined below) after providing at least 60 days prior written notice of termination. If Mr. Jaffe terminates his employment for Good Reason or the Company terminates his employment without “Cause” (as defined below), he would be entitled to continued payment of his salary for a period equal to the Remaining Term. The agreement further provides for continued salary and continued health and medical coverage for the Remaining Term, or for one year, following termination of employment by reason of death or “Total Disability” (as defined below). Severance amounts payable under the agreement, except for amounts payable upon Mr. Jaffe’s death, will be subject to a possible six-month delay pursuant to Section 409A. The agreement also contains non-competition and non-solicitation restrictions effective during the employment term and for one year thereafter as well as a perpetual non-disparagement restriction. For further information regarding Mr. Jaffe’s employment agreement and the payments to which he may be entitled thereunder, see below under “Potential Payments Upon Termination or Change in Control – David Jaffe.”

“Cause” is generally defined in Mr. Jaffe’s employment agreement to include conviction of a crime, intentional and willful failure to satisfactorily perform employment duties reasonably requested by our Board, fraud or embezzlement, gross misconduct or gross negligence that has a substantial adverse effect on the Company or its affiliates, an intentional and willful act or omission which is materially detrimental to our business or reputation, or Mr. Jaffe’s willful breach of the covenants set forth in his employment agreement (which include covenants not to compete, not to solicit our employees and not to disparage the Company).

“Good Reason” is generally defined in Mr. Jaffe’s employment agreement as the occurrence, without Mr. Jaffe’s consent, of any of the following: a material demotion in his position, job duties or responsibilities, our failure to pay him his compensation or benefits, the relocation of Mr. Jaffe’s principal place of work at least 35 miles from its current location, any material breach of any of our obligations under his agreement, or a “Change in Control” following which Mr. Jaffe provided a notice of termination.

“Change in Control” is generally defined in Mr. Jaffe’s employment agreement as: (a) any “person” (as defined in the Exchange Act) becoming the beneficial owner of 30% or more of the outstanding common stock of the Company (excluding affiliates of the Company); (b) a change of a majority of the Board after May 2, 2002 (the “Incumbent Directors”), unless the election of a new director was supported by two-thirds of the Incumbent Directors (which includes any new director whose election was supported by two-thirds of the Incumbent Directors); (c) the Company adopts a plan of liquidation of all or substantially all of its assets; (d) the Company disposes of all or substantially all of the assets or business of the Company pursuant to a merger, consolidation or other transaction; or (e) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interest of the combined company.

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“Total Disability” is generally defined in Mr. Jaffe’s employment agreement as Mr. Jaffe being physically or mentally incapacitated such that Mr. Jaffe is incapable of performing his material duties under the employment agreement for a period of ninety (90) consecutive days or 120 non-consecutive days in any 12 month period. Receipt of disability under the Company’s long-term disability plan or receipt of Social Security disability benefits is conclusive evidence of Total Disability, or in the absence of such a Company plan, a determination of Total Disability by an impartial physician.

Elliot S. Jaffe

Elliot S. Jaffe, in accordance with the terms of an employment agreement, dated May 2, 2002, gave notice of his election to terminate his term as Executive Chairman of the Board effective on July 30, 2006. In an amendment effective July 30, 2006, the terms of the 2002 agreement were amended to provide that Mr. Jaffe will continue to be employed by the Company initially as Chairman of the Board at a reduced salary of $350,000 per year (subject to cost of living increases). The Company may terminate Mr. Jaffe’s employment on at least 90 days’ advance notice at any time after July 30, 2016. The 2006 amendment eliminated a number of Mr. Jaffe’s personal benefits, including his eligibility for a bonus and any change-of-control payment. Under the 2006 amendment, commencing on July 30, 2006, Mr. Jaffe also became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase, as well as health insurance coverage for life similar to the Company’s current health plan. Mr. Jaffe is obligated to provide no more than 24 days per fiscal year of advisory and consultative services to the Company and is subject to non-competition restrictions following his termination of employment. Mr. Jaffe, while he continues to serve as Non-Executive Chairman of the Board, will be entitled to an office and secretarial assistance. All other terms, conditions and covenants of the 2002 agreement remain in full force and effect, including a lump sum payment equal to one-year’s salary based on the salary rate last in effect prior to his termination of employment by reason of death.

Michael W. Rayden

Michael W. Rayden is employed as President and CEO of Justice pursuant to an amended and restated employment agreement entered into with Justice on April 23, 2010, which agreement preserves Mr. Rayden’s rights and entitlements under the Prior Agreements (as defined below), makes certain changes to the terms of Mr. Rayden’s employment with Justice that are designed, among other things, to incentivize and retain Mr. Rayden, and sets forth Mr. Rayden’s entitlements in a single document. “Prior Agreements” means the employment agreement between Mr. Rayden and Justice, effective as of December 3, 2008, and the letter agreement between Mr. Rayden and the Company dated June 24, 2009, all of which have been superseded and replaced in their entirety by the current agreement.

The agreement expires on December 3, 2015, with successive one year extensions unless Justice or Mr. Rayden gives 15-months advance notice. The Company is a party to the agreement solely with respect to certain provisions, including provisions involving equity compensation, long term incentive bonuses and performance bonuses.

The agreement preserves Mr. Rayden’s current annual salary of $1,050,000 per year, which may be increased by the Compensation Committee, and provides for an annual bonus under the Company’s annual incentive bonus program, which target payout will not be less than 120% of his then current base salary. In addition, effective January 24, 2010, Mr. Rayden is eligible to participate in the Company’s LTIPs, with a target award equal to 120% of base salary.

The agreement provides that Mr. Rayden is eligible to receive equity compensation as determined by the Compensation Committee, in its sole discretion, including an annual equity award in the form determined by the Compensation Committee which will have the same value as any annual equity award made in the normal course to the Company’s Chief Executive Officer. In addition, because Mr. Rayden has satisfied the Total Years Test, his restricted stock and RSUs are vested (and future restricted stock and RSUs are vested upon grant) and he is entitled to continued vesting of his options upon termination of employment.

Mr. Rayden is eligible to receive a long term performance-based bonus under the Justice EBITDA Bonus, as described under “Justice EBITDA Bonus for Mr. Rayden” on page 29 of this proxy statement.

Consistent with the Prior Agreements, upon any termination of Mr. Rayden’s employment, other than a termination by Justice for Cause (as defined below), Mr. Rayden is entitled to a lump sum payment in the amount of $9,106,365 (the “Severance Payment”), subject to his execution of a release. The Severance Payment reflects the value of the cash severance amounts and other termination benefits payable to Mr. Rayden under the Prior Agreements. Following his termination date an amount equal to the Severance Payment will be deposited in a rabbi trust. On the earlier of the six-month anniversary of his termination and his death, Mr. Rayden will be entitled to receive the amount held in trust, any earnings thereon, and the difference between such earnings and $400,000. Upon Mr. Rayden’s termination of employment for any reason, including as a result of non-renewal, Mr. Rayden is subject to certain restrictive covenants, including two-year non-competition and non-solicitation restrictive covenants.

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Consistent with the Prior Agreements, Mr. Rayden will be entitled to participate in benefit plans, practices and programs maintained by Justice and made available to similarly situated executives generally from time to time. In addition, for the duration of the term of the Employment Agreement the agreement provides that Mr. Rayden will continue to be entitled to limited use of Justice’s aircraft, subject to the terms and conditions described above under “Executive Perquisites” on page 29 of this proxy statement. Justice will maintain $5,000,000 of term life insurance coverage payable to Mr. Rayden’s designated beneficiary. Mr. Rayden is entitled to a golden parachute (280G) excise tax gross-up and a Code Section 409A tax gross-up, both of which are preserved benefits from the agreements governing Mr. Rayden’s employment with Justice prior to its acquisition by the Company.

“Cause” is generally defined under Mr. Rayden’s employment agreement as Mr. Rayden having (1) pled “guilty or “no contest” to or been convicted of a felony act, (2) committed intentional gross misconduct, fraud or gross negligence in connection with his duties that is determined to be materially harmful to Justice, or (3) committed a material breach of the agreement that is materially and demonstrably injurious to Justice.

Employment Letters

Armand Correia

Prior to his entering into a retirement agreement with the Company (see below), Mr. Correia had an employment letter with the Company that was entered into in 1991, which provided that Mr. Correia was entitled to a base salary of at least $150,000 per year ($450,000 for fiscal 2013), subject to possible increase based on annual performance reviews, as well as standard executive level benefits.

Dirk Montgomery

Mr. Montgomery’s employment letter was entered into in 2012. He is entitled to a base salary of at least $575,000 per year, subject to possible increase based on annual performance reviews, as well as standard Company benefits, including participation in the Company’s equity, life insurance, medical and dental, and short-term and long-term disability plans. Mr. Montgomery is eligible to participate in the Company’s LTIPs and for an annual target bonus under the 162(m) Plan of 90% of his base salary (up to a maximum of 200% of his target bonus). As discussed below under “Executive Severance Plan,” Mr. Montgomery is entitled to severance and other benefits upon certain terminations of employment.

John Sullivan

Mr. Sullivan’s employment letter was entered into in 2011. He is entitled to a base salary of at least $575,000 per year, subject to possible increase based on annual performance reviews, as well as standard Company benefits, including participation in the Company’s equity, life insurance, medical and dental, and short-term and long-term disability plans. Mr. Sullivan is eligible to participate in the Company’s LTIPs and for an annual target bonus under the 162(m) Plan of 90% of his base salary (up to a maximum of 200% of his target bonus). As discussed below under “Executive Severance Plan,” Mr. Sullivan is entitled to severance and other benefits upon certain terminations of employment.

Retirement Agreements

Elliot S. Jaffe

Commencing July 30, 2006, Elliot S. Jaffe became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase.

Mrs. Roslyn S. Jaffe

We also entered into a retirement agreement with Mrs. Jaffe. The agreement provides Mrs. Jaffe, in light of her role as co-founder of the Company and her 44 years of service to the Company at the time of her retirement, with a supplemental retirement benefit, commencing July 30, 2006, of $50,000 per year for life, subject to an annual cost-of-living increase.

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Mr. Armand Correia

On January 22, 2013, the Company and Mr. Correia entered into a letter agreement setting forth the terms of his transition and retirement effective March 2, 2013, providing Mr. Correia with certain retirement benefits subject to his providing the Company with a fully effective release of claims (which he provided to the Company on March 7, 2013). See “Potential Payments Upon Termination or Change in Control” below for a discussion of the retirement benefits provided to Mr. Correia.

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EXECUTIVE SEVERANCE PLAN

We maintain the Executive Severance Plan in order to provide severance benefits to certain selected executive-level employees, including NEOs Messrs. Montgomery and Sullivan. The following summary describes the key provisions of the Severance Plan as they apply to Messrs. Montgomery and Sullivan.

The Severance Plan provides that in the event of a termination of employment by the Company without “Cause” (as defined below), other than a termination that constitutes a termination in connection with a Change in Control (as defined below), Messrs. Montgomery and Sullivan will be eligible for the following:

•	12 month salary continuation;
•	a pro rata portion of his semi-annual bonus based on actual results; and
•	continued health insurance coverage at the active employee rate for a period up to 12 months.

In lieu of the benefits described above, if Messrs. Montgomery or Sullivan is terminated without Cause or terminates employment for “Good Reason” (as described below) during (1) the 90 day period prior to a Change in Control (such termination, a “Pre-CIC Termination”), or (2) the period commencing on a Change in Control and ending 12 months later (such termination, a “Post-CIC Termination), such NEO will be eligible for the following upon the Change in Control (in the case of a Pre-CIC Termination), or upon the termination date (in the case of a Post-CIC Termination):

•	a lump sum equal to 1.5 times the sum of annual base salary plus target bonus;
•	continued health insurance coverage at the active employee rate for a period of up to 18 months; and
•	in the case of a Post-CIC Termination, full vesting of any unvested equity awards (in the case of a Pre-CIC Termination, a lump sum cash equivalent payment equal to the fair market value of the unvested equity awards that were forfeited upon the NEOs termination).

The period commencing 90 days prior to a Change in Control and ending on the 12 month anniversary of a Change in Control is referred to as the “CIC Protection Period.”

The severance benefits payable under the Severance Plan are subject to: (1) the six month delay under Section 409A of the Code; (2) the execution and non-revocation of a general release of claims in favor of the Company within a specified time period; (3) the NEO’s compliance with certain non-competition and non-solicitation restrictive covenants; and (4) reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax. Any benefits payable under the Severance Plan to Mr. Montgomery or Mr. Sullivan supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between such NEO and the Company.

“Cause” as defined in the Severance Plan generally means (1) conviction of a crime (including conviction on a nolo contendere plea) involving the commission of a felony or of a criminal act involving fraud, dishonesty, or moral turpitude; (2) material failure to satisfactorily perform employment duties; (3) fraud or embezzlement; (4) gross misconduct or gross negligence that has a substantial adverse effect on the Company or an affiliate; or (5) intentional and willful act or omission that is materially detrimental to the business or reputation of the Company or an affiliate.

“Change in Control” as defined in the Severance Plan generally means: (1) any person becomes a beneficial owner during the twelve (12) month period ending on the date of the most recent acquisition by such person of 30% or more of the total voting power of the outstanding stock of the Company, excluding affiliates of the Company; (2) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director other than a director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (3) all or substantially all assets of the Company were disposed of pursuant to a merger, consolidation or other transaction; or (4) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interests of the combined company.

“Good Reason” as defined in the Severance Plan generally means: (1) any material diminution of responsibilities, duties or authority; (2) any reduction in base salary and/or benefits, other than a reduction that is uniformly applied to similar situated employees; (3) relocation of the employee’s principal place of work outside of a thirty (30) mile radius of the then current location; or (4) the failure of any successor to the Company to assume the Severance Plan.

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NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2013

After satisfying a waiting period, our NEOs are eligible for participation in our Executive Retirement Plan, which is an unfunded, unsecured nonqualified defined contribution plan. The Executive Retirement Plan allows our executives to defer a maximum of 95% of their base salary and any bonuses paid or other performance-based cash compensation awarded. Elections to participate in the Executive Retirement Plan are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We make Company contributions to the Executive Retirement Plan in an amount determined by us for each plan year. For fiscal 2013, our NEOs who were eligible for participation received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. Employees are immediately vested in deferrals of their own compensation. Company matching contributions vest in 25% increments after 2 years, 3 years, 4 years and 5 years of service with the Company.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company matching contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Executive Retirement Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. There are 27 investment options available to plan participants, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Interest and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participants.

The following table shows the executive and Company contributions, earnings and account balances for the NEOs.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate (Loss) Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End
David Jaffe	1,098,494	301,297	2,808,168	0	14,757,006
Elliot S. Jaffe	39,863	19,932	873,201	0	5,264,099
Michael W. Rayden	145,592	145,592	21,515	9,003	496,028
Armand Correia	548,034	459,468	132,454	0	7,671,222
Dirk Montgomery	0	0	0	0	0
John Sullivan	412,212	62,921	40,037	0	559,524

(1)	All executive contributions represent amounts deferred by each NEO under the Executive Retirement Plan and are included as compensation in the Summary Compensation Table under “Salary” or “Non-Equity Incentive Plan Compensation.”
(2)	All registrant contributions are reported under “All Other Compensation” in the Summary Compensation Table.
(3)	These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, none of which provide earnings or interest above the market rate.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below describe and estimate additional compensation and benefits that our NEOs (other than Mr. Correia) would become entitled to pursuant to their employment agreements, employment letters and other arrangements between us and them upon a termination of their employment in certain circumstances or in the event of a Change in Control, in each case assuming such event had occurred on July 27, 2013. Where applicable, the amounts payable assume an $18.60 fair value of our common stock (the closing price on July 26, 2013, the last business day prior to fiscal year end.). We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would receive in such circumstances. The table excludes (i) compensation amounts accrued through July 27, 2013 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our retirement plan that are generally available to all of our salaried employees. In addition, where applicable, the amounts reflected for bonuses reflect the actual amounts paid to the NEO for fiscal 2013, since the hypothetical termination or Change in Control date is the last day of the fiscal year for which the bonus is to be determined. With respect to Mr. Correia, the amounts below reflect the actual payments payable to, and the actual benefits to be received by, Mr. Correia in connection with his retirement on March 2, 2013.

In addition to these payments, participants in our Executive Retirement Plan, including the NEOs, may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, or following a Change in Control (subject to Section 409A of the Code). Each NEO’s account balance under the Executive Retirement Plan as of the end of fiscal 2013 is set forth under the “Aggregate Balance at Last Fiscal Year End” column of the Nonqualified Deferred Compensation Table above.

Payments and Benefits for Mr. David Jaffe

	Base Salary ($)	Health Benefits ($)	Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	1,153,846(1)	0	11,793,749	12,947,596
Voluntary Termination Upon or Following a Change Control	2,000,000(2)	0	11,793,749	13,793,749
Change in Control - No Termination	0	0	11,793,749	11,793,749
Death	1,000,000(3)	19,914(4)	11,793,749	12,813,663
Total Disability	1,153,846(1)	22,978(5)	11,793,749	12,970,573
Termination for Cause or without Good Reason Prior to a Change in Control	0	0	0	0
(1)	Represents an amount equal to his base salary for the period from July 28, 2013 through the end of the term of his employment agreement.
(2)	Represents an amount equal to 2 times his base salary.
(3)	Represents an amount equal to his base salary.
(4)	Represents our payment for the cost of continuation health coverage for his family for 12 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for the period from July 28, 2013 through the end of the term of his employment agreement.
(6)	Represents the fair market value of our common stock on July 27, 2013, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

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Payments and Benefits for Mr. Elliot S. Jaffe

	Base Salary ($)	Acceleration of Equity Awards ($)(2)	Total ($)
Termination without Cause or for Good Reason	0	266,370	266,370
Termination For Cause or without Good Reason	0	266,370	266,370
Change in Control - No Termination	0	266,370	266,370
Death	399,800(1)	266,370	666,170
Disability	0	266,370	266,370

(1)	Represents an amount equal to his base salary.
(2)	Represents the fair market value of our common stock on July 27, 2013, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Michael Rayden

	Lump Sum Payment ($)	Termination EBITDA Bonus ($)	Acceleration of Equity Awards ($)(3)	Total ($)
Termination without Cause or Voluntary Termination	9,106,365(1)	32,024,000(2)	5,779,804	46,910,169
Termination for Cause	0	0	0	0
Change in Control - No Termination	0	0	5,779,804	5,779,804
Death or Disability	9,106,365(1)	32,024,000(2)	5,779,804	46,910,169
(1)	Represents a one-time lump sum severance payment that will be deposited in a rabbi trust and will be paid to Mr. Rayden. Mr. Rayden will also be entitled to any accrued earnings attributable to investments while held in the rabbi trust, plus an amount equal to the difference between any such earnings and $400,000.
(2)	Represents an accelerated payment of Justice EBITDA Bonus based on results through the termination date.
(3)	Represents the fair market value of our common stock on July 27, 2013, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Mr. Rayden is also entitled to receive a golden parachute (Code Section 280G) excise tax gross-up and a Code Section 409A tax gross-up as a result of the preservation of his previous entitlements under his prior arrangements with Justice. Based on the Company’s estimates, however, he would not have been subject to an excise tax payment under Code Section 280G or an additional tax under Code Section 409A in the event of a Change in Control or termination of employment occurring on July 27, 2013.

Payment and Benefits for Mr. Dirk Montgomery

	Base Salary ($)	Bonus ($)(3)	Health Benefits ($)	Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior
to a Change in Control	575,000(1)	258,750	19,734(4)	997,750	1,851,234
Voluntary Termination Upon or Following a Change
in Control	1,380,000(2)	258,750	29,601(5)	997,750	2,666,101
Change in Control - No Termination	0	0	0	997,750	997,750
Death or Disability	0	0	0	997,750	997,750
Termination for Cause	0	0	0	0	0

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(1)	Represents an amount equal to his base salary.
(2)	Represents an amount equal to 1.5 times the sum of his base salary plus his fiscal 2013 target bonus.
(3)	Represents the amount of his semi-annual bonus for the fiscal 2013 spring season.
(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.
(6)	Represents the fair market value of our common stock on July 27, 2013, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. John Sullivan

	Base Salary ($)	Bonus ($)(3)	Health Benefits ($)	Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior
to a Change in Control	650,000(1)	246,576	13,158(4)	835,163	1,744,897
Voluntary Termination Upon or Following a Change
in Control	1,560,000(2)	246,576	19,737(5)	835,163	2,661,476
Change in Control - No Termination	0	0	0	835,163	835,163
Death or Disability	0	0	0	835,163	835,163
Termination for Cause	0	0	0	0	0

(1)	Represents an amount equal to his base salary.
(2)	Represents an amount equal to 1.5 times the sum of his base salary plus his fiscal 2013 target bonus.
(3)	Represents the amount of his semi-annual bonus for the fiscal 2013 spring season.
(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.
(6)	Represents the fair market value of our common stock on July 27, 2013, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Armand Correia

Under the letter agreement, dated January 22, 2013, between the Company and Mr. Correia, Mr. Correia is entitled to the following retirement benefits in connection with his retirement from the Company on March 2, 2013:

•	An amount equal to $450,000, consisting of 52 weeks of continued base salary, paid in installments in accordance with the Company’s payroll;
•	An amount up to $13,158, consisting of Company payments of 100% of his COBRA premium benefits for up to 52 weeks unless he earlier becomes eligible and elects to participate in Medicare, in which event the Company will cover the cost of its medical benefits as supplemental coverage for Medicare and will continue to cover the COBRA cost for his spouse if she elects coverage;
•	A lump sum payment in March 2014 in the amount of $7,844, which amount equals, on a net after tax basis, 100% of the COBRA continuation premium payments he would be required to pay to continue such coverage between March 3, 2014 and September 30, 2014;
•	A lump sum payment in the amount of $10,000, intended for Mr. Correia to use to pay for a personal financial planner;
•	A lump sum payment in the amount of $155,102, reflecting the amount of his fiscal 2013 spring bonus that he would have been eligible to receive under the IC Plan had he remained employed by the Company;
•	A lump sum payment in the amount of $493,159, reflecting the cash equivalent of his award under the 2013 LTIP, determined through the end of fiscal year 2013 based on actual performance; and
•	A dressbarn associate discount for life.

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In addition, Mr. Correia’s outstanding stock options (as reflected in the “Outstanding Equity Awards at Fiscal Year-End 2013” table above) will continue to vest and will be exercisable as provided under the terms of the Stock Incentive Plan and the terms of the specific grants.

Acceleration of Equity Awards

As discussed in the Compensation Discussion and Analysis under the headings “Non-Qualified Stock Options, RSUs and PSUs under the Stock Incentive Plan” and “Long-Term Incentive Plans”, eligible employees, including our NEOs, may be awarded PSUs, non-qualified stock options, shares of restricted stock or RSUs that vest over a specified period of years that vary based on the type and timing of the award (unless, in the case of restricted stock and RSUs, the shares are subject to immediate vesting because the recipient satisfies the “Total Years Test”). Prior to its amendment and restatement effective December 17, 2010, the Stock Incentive Plan and relevant award agreements, however, provided for accelerated vesting of certain equity awards following a Change in Control of the Company or upon certain termination events, as described below. To reflect corporate governance best practices, the provisions relating to a change of control of the Company were modified pursuant to the amendment and restatement of the Stock Incentive Plan for awards granted on or after December 17, 2010, as set forth below.

Change in Control Provisions under the Stock Incentive Plan

Effective with respect to grants made under the Stock Incentive Plan on or after December 17, 2010, unless otherwise determined at grant, such awards will not automatically vest upon a Change in Control (i.e., a “single trigger”), but will vest upon an involuntary termination without Cause that occurs within 2 years following a Change in Control (i.e., upon a “double trigger”). Unless otherwise determined at grant, awards granted under the Stock Incentive Plan prior to December 17, 2010 will automatically vest upon a single trigger.

“Change in Control” is defined in the Stock Incentive Plan as:

•	any person or group acquires 30% or more of the Company’s voting securities;
•	a change in a majority of the members of the Board over any two-year (or, for any payment pursuant to an award that is triggered upon a Change in Control and that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (such an award a “409A Award”), one year) period unless the new directors’ election to the Board was approved by at least two-thirds (or, for any payment pursuant to a 409A Award, a majority) of the existing directors (referred to as a “change in Board composition”);
•	a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent greater than 50% of the voting securities of the company or surviving entity outstanding immediately after such merger;
•	approval by the stockholders of a plan of liquidation of the Company (this will not apply with respect to any payment pursuant to a 409A Award); or
•	a sale of all or substantially all of the Company’s assets other than a sale to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or, for awards granted prior to March 3, 2010, approval of the stockholders of such sale) (referred to as an “asset sale”).

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 For awards granted under the Stock Incentive Plan prior to December 17, 2010, “Change in Control” also includes the following events:

•	none of Messrs. Elliot S. Jaffe or David Jaffe, Ms. Roslyn Jaffe, or any of their direct lineal descendants (referred to as the “Jaffe family), is a member of the Board; or
•	the Jaffe family owns less than 5% of the voting securities of the Company.

Special Provisions Related to Option Awards Granted Prior to December 17, 2010

If prior to the occurrence of a Change in Control, the Compensation Committee reasonably determines, in good faith that the stock options will be honored or assumed, or new rights substituted, then stock options granted under the Stock Incentive Plan prior to December 17, 2010 generally will not be subject to accelerated vesting upon a Change in Control.

If the stock options granted under the Stock Incentive Plan are accelerated upon a Change in Control, the Compensation Committee, in its sole discretion, may authorize the Company or its affiliates to purchase any such accelerated options by paying the option holder the difference between the exercise price of his or her option and the higher of: (i) the highest price paid for a share of common stock in any transaction related to the Change in Control, or (ii) the highest fair market value per share of common stock at any time during the 60 day period preceding the Change in Control.

Special Provisions Related to LTIP Awards

Restricted stock awards granted under any completed LTIP cycle would immediately vest in the event that a Change in Control occurs or the recipient’s employment is terminated due to death or disability.

Special Provisions Related to Annual or Special Awards

Unless otherwise determined by the Compensation Committee at the time of grant, annual or special awards of restricted stock that have not yet vested would vest immediately upon the participant’s death, disability, achievement of the Total Years Test or a termination of the participant’s employment without Cause that occurs within 12 months following a Change in Control. In addition, unless otherwise determined by the Compensation Committee at the time of grant, any portion of an award of RSUs that had not yet vested would vest immediately upon the occurrence of the participant’s death, disability, or termination on or after achievement of the Total Years Test or a Change in Control; except that, if a recipient makes a deferral election with respect to an RSU award, the foregoing accelerated vesting provisions will not apply to such award if the recipient’s termination occurs on or before the 13th month following the grant date due to achievement of the Total Years Test.

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PROPOSAL TWO – RESOLUTION ON EXECUTIVE COMPENSATION

Summary of the Advisory Resolution

The Company seeks your advisory vote on the compensation programs of our NEOs for fiscal 2013 pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related SEC rules promulgated thereunder) (commonly referred to as “Say-on-Pay”). The Company asks that you support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement on pages 15-31.

Our compensation program for executives including our NEOs is designed to attract and retain quality leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance and annual personal performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.

At our 2012 Annual Meeting of Stockholders we asked our stockholders to vote to approve, on an advisory basis, the 2012 compensation paid to our NEOs. Our stockholders overwhelmingly approved our NEO compensation, with over 93% of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2013, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation Committee continued our general approach to executive compensation for 2013. We believe our programs are effectively designed and are working well.

The Company has in the past sought and received stockholder approval for certain of the incentive plans that we use to motivate, retain and reward our executives. Those incentive plans include the 2010 Stock Incentive Plan, for which our stockholders approved an amendment and restatement at our 2012 annual meeting, and the 162(m) Executive Bonus Plan, which the stockholders last approved in 2009. Under Proposal Three, our stockholders are being asked to approve the amendment and restatement of the 162(m) Plan and to re-approve the material terms of the performance goals for awards thereunder. These stockholder approved plans, together with the IC Plan, make up a majority of the pay that the Company provides to our NEOs.

A significant portion of NEO compensation is “at risk” so that if the value we deliver to our stockholders declines, so does the compensation we deliver to our NEOs.

•	We set our performance goals for the cash incentive bonus at the beginning of each of the fall and spring seasons and for our equity long-term incentive programs at the beginning of each 3-year performance period so that in each case achievement of the goals is both uncertain and objective.
•	We monitor and compare the compensation programs and pay levels of executives at peer companies so that our compensation programs are competitive and within the range of market practices by our peers.
•	We conducted a risk assessment of our compensation programs and found that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.
•	Officers and directors are not permitted to hedge their economic exposures with respect to Company stock.
•	We do not provide significant perquisites or personal benefits to NEOs.

In fiscal 2012, we undertook a major review of our compensation practices and policies and made significant changes designed to protect our stockholders’ interests and to reflect certain corporate governance best practices. We will continue to monitor our compensation practices and policies to align them with the best interests of our stockholders.

In fiscal 2013, our executive team, headed by our NEOs, in addition to managing approximately 3,900 specialty retail stores selling apparel for women and tween girls and boys under five retail brands, managed the efforts to integrate the Charming Shoppes businesses acquired in June 2012, undertook a number of strategic initiatives to create synergies among the Company’s brands in areas such as the operation of distribution centers, product design and sourcing, and information technology systems, and managed the disposition of two brands of discontinued operations.

The Company believes that the compensation paid its NEOs for fiscal 2013 is appropriate and in line with the Company’s goals of creating long term sustainable and profitable growth and aligning the interests of our NEOs with the interests of our stockholders.

While this advisory vote is not binding on the Board, the Compensation Committee or the Company, we will carefully consider the stockholder vote when making future compensation decisions for our NEOs.

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Accordingly, the Board recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s NEOs for fiscal 2013, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

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PROPOSAL THREE – TO APPROVE THE AMENDMENT AND RESTATEMENT OF

THE COMPANY’S EXECUTIVE 162(m) BONUS PLAN and

to re-approve the material terms of

the performance goals for awards thereunder

Introduction

Stockholders are being asked to approve the amendment and restatement (the “Restatement”) of the Ascena Retail Group, Inc. Executive 162(m) Bonus Plan (the “162(m) Plan”) and to re-approve the material terms of the performance goals for awards thereunder. On December 9, 2009, the material terms of performance-based awards under the 162(m) Plan were reapproved by the shareholders of our predecessor, The Dress Barn, Inc. Our Compensation Committee approved the Restatement on September 25, 2013, subject to approval by our stockholders at the 2013 Annual Meeting. The Restatement generally incorporates the provisions of the 162(m) Plan as currently in effect other than the following material modifications:

•	the maximum dollar amount which could be paid to a participant for any one year performance period was increased from $5,000,000 to $10,000,000; and
•	to maintain consistency through the Company’s incentive plans, the definition of “Change in Control” has been revised to conform to the current definition of “Change in Control” under the Company’s 2010 Stock Incentive Plan.

The purpose of the 162(m) Plan is to give the Company a competitive advantage in attracting, retaining and motivating key executives and to provide the Company with the ability to provide cash incentive compensation that is linked to objective performance measures and is not subject to the corporate federal tax deduction limitation rules under the Code, as described below.

Code Section 162(m) generally disallows a Federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers employed on the last day of the taxable year, other than the chief financial officer. The 162(m) Plan is designed to provide, and the Company intends to structure awards under the 162(m) Plan to provide compensation that will qualify under the “performance-based compensation” exception under Code Section 162(m) and be eligible for continued tax deductibility. To preserve the tax deductibility of such compensation, the Company is seeking approval of the Restatement and re-approval of the material terms of the performance goals for awards thereunder, including approval of the maximum amount that may be paid during any performance period to any participant. Section 162(m) of the Code generally requires performance goals to be approved by stockholders every five years. If stockholders do not approve the Section 162(m) performance goals at the Annual Meeting, then awards granted under the 162(m) Plan after the first stockholder’s meeting in 2014 will not qualify as exempt performance-based compensation under Code Section 162(m) unless such approval is subsequently obtained or stockholders approve other designated performance criteria at or prior to the first stockholders’ meeting in 2014. Although the Company could have waited until the first stockholders’ meeting in 2014 to request re-approval of the material terms of the performance-based awards under the 162(m) Plan, the Company is seeking re-approval this year due to the Company’s adoption of the Restatement, which itself requires stockholder approval.

The following summary describes the principal provisions of the 162(m) Plan, as modified by the Restatement. The summary does not purport to be complete and is qualified in its entirety by the full text of the Restatement, which is attached as Annex A to this Proxy Statement.

Eligible Participants

The executive employees of the Company and its subsidiaries who are selected by our Compensation Committee are eligible to participate in the 162(m) Plan, which may include any of our NEOs. In fiscal 2013, David Jaffe, Michael W. Rayden, Dirk Montgomery (for the spring season only) and John Sullivan were the participants in the 162(m) Plan.

Plan Administration

The 162(m) Plan is administered by the Compensation Committee.  The Compensation Committee selects the key executives who will be eligible to receive awards, the target pay-out level and the performance targets.  The Compensation Committee certifies the level of attainment of performance targets.

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General Description of the 162(m) Plan

Participants in the 162(m) Plan will be eligible to receive cash performance awards based on attainment by the Company and/or a subsidiary, division or other operational unit of the Company of specified performance goals to be established for each performance period by the Compensation Committee. The maximum performance award payable to a participant with respect to any one year performance period is $10,000,000. The performance award will be payable as soon as administratively feasible following the end of the performance period with respect to which the payment relates, but only after the Compensation Committee certifies that the performance goals have been attained. A participant and the Company may agree to defer all or a portion of a performance award in a written agreement executed prior to the beginning of the performance period to which the performance award relates in accordance with any deferred compensation program in effect applicable to such participant. Any deferred performance award will not increase (between the date on which it is credited to any deferred compensation program and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m).  To the extent applicable, any deferral under the 162(m) Plan is intended to comply with the applicable requirements of Code Section 409A (and the regulations thereunder) and will be limited, construed and interpreted in a manner so as to comply therewith.

Performance Criteria

Code Section 162(m) requires that performance awards be based upon objective performance measures. No revisions to the applicable performance goals have been made to the 162(m) Plan. The performance goals will be based on one or more of the following criteria with regard to the Company (or any subsidiary, division, other operational unit or administrative department of the Company):

·	the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets;

·	the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits, including that attributable to continuing and/or other operations;

·	the attainment of certain target levels of, or a specified increase in, operational cash flow;

·	the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all, or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

·	the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations;

·	the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions;

·	the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital);

·	the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity;

·	the attainment of certain target levels of, or a percentage increase in, market share;

·	the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock;

·	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

·	the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or

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·	the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code and subject to any required stockholder approval, the Compensation Committee may:  (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

Term and Amendment to the 162(m) Plan

The 162(m) Plan may be amended or discontinued by the Board or Compensation Committee at any time.  However, stockholder approval is required for an amendment that increases the maximum payment which may be made to any individual for any performance period above the award limits described above and specified in the 162(m) Plan, materially alters the business criteria on which performance goals are based, changes the class of employees eligible to participate in the 162(m) Plan or otherwise requires stockholder approval under Code Section 162(m).  In addition, the performance goals under the 162(m) Plan must be re-approved or other designated performance criteria must be approved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goals (the “Five-Year Period”). If the Company’s stockholders approve this Proposal Three, a new Five-Year Period will apply.

The 162(m) Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor is it intended to be qualified under Code Section 401(a).

Future Awards under the 162(m) Plan

Future awards under the 162(m) Plan will be made at the discretion of the Compensation Committee in accordance with the terms of the 162(m) Plan. Consequently, we cannot determine with respect to any particular person or group the awards that will be made in the future pursuant to the 162(m) Plan.  Awards paid under the 162(m) Plan in fiscal 2013 can be found on pages 20-24 of this proxy statement. Historically and in fiscal 2013, the Compensation Committee set the maximum cash performance-based incentive award that could be earned by David Jaffe, Michael W. Rayden, Dirk Montgomery and John Sullivan under the 162(m) Plan at an amount equal to 120%, 125%, 90% and 90%, respectively, of their base salaries. The 162(m) Plan is divided into fiscal 2013 fall and spring performance periods, each performance period with performance goals set by the Compensation Committee as provided under the 162(m) Plan. For fiscal 2014, the Compensation Committee has determined to continue this practice and has resolved that, subject to the Company’s and each participant’s achievement of the fiscal 2014 fall and spring performance goals established by the Compensation Committee, Messrs. Jaffe, Rayden, Montgomery and Sullivan will be eligible to potentially receive a target cash performance-based incentive award in the amount of $1,250,000, $1,260,000, $517,500 and $576,000, respectively (the amount equal to 120%, 125%, 90% and 90%, respectively, of their fiscal 2014 salaries) under the 162(m) Plan.

Required Vote

Approval of the proposed amendment requires that the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S EXECUTIVE 162(m) BONUS PLAN and the re-approval of the material terms of the performance goals for awards thereunder.

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PROPOSAL FOUR – RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) to provide audit services to us and our subsidiaries for the fiscal year ending July 26, 2014. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of Deloitte & Touche will attend the Annual Meeting to make any statements he or she may desire to make and to respond to appropriate stockholder questions.

Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. Assuming a quorum is present, the appointment of Deloitte & Touche as our Independent Registered Public Accounting Firm for the fiscal year ending July 26, 2014 will be ratified if the votes cast in favor of ratification exceed the votes cast in opposition to ratification, present in person or represented by proxy at the Annual Meeting. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR

ENDING JULY 26, 2014.

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche as auditors with respect to the financial statements of the Company for the fiscal year ending July 26, 2014.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees billed by Deloitte & Touche for the past two fiscal years for audit and other related fees:

	Fiscal 2013	Fiscal 2012
Audit Fees[1]	$4,284,000	$4,451,000
Audit-Related Fees[2]	133,000	607,000
Tax Fees[3]	113,000	452,000
All Other Fees[4]	192,000	—
Total Fees	$4,722,000	$5,510,000

[1]	Fees for audit services billed in fiscal 2013 and fiscal 2012 consist of the annual audit of the Company’s consolidated financial statements, interim reviews of the quarterly consolidated financial statements and auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
[2]	Audit-related fees consist principally of services performed in connection with registration statements filed with the SEC, statutory audits, and assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and include for fiscal 2012 due diligence services performed in connection with our acquisition of Charming Shoppes, Inc.
[3]	Includes fees for professional services provided related to tax compliance, including federal, state and local taxes, tax planning and advisory services.
[4]	All other fees are billed for any services that did not constitute audit fees, audit-related fees or tax fees and included advisory services in fiscal 2013.

The Audit Committee has established a policy concerning the pre-approval of the audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by Deloitte & Touche, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The procedures permit limited amounts of services to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee.

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During fiscal 2013, the Audit Committee pre-approved all of the services provide by the auditors. The Audit Committee considered whether the provision of non-audit services is permitted under applicable laws and regulations and is compatible with maintaining the independence of Deloitte & Touche.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Deloitte & Touche, is responsible for auditing our financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on the effectiveness of our internal controls over financial reporting. Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended July 27, 2013 with management.

The Audit Committee has also discussed and reviewed with Deloitte & Touche the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with Deloitte & Touche their independence from management and the Company. We have received written confirmation from Deloitte & Touche of their independence within the meaning of the Securities Act and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining their independence, and has satisfied itself with respect to Deloitte & Touche’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 27, 2013 for filing with the SEC.

Audit Committee:

Randy Pearce, Chair

Kate Buggeln

John Usdan

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 14, 2013 (unless otherwise noted) by each of our directors, each of our named executive officers, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct, the person indicated has sole voting and investment power, and the address of each beneficial owner listed below is c/o Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901.

Name of Beneficial Owner:	Number of Shares of Common Stock Beneficially Owned	Percent of Class[1]
Directors and Executive Officers:
Elliot S. Jaffe[2]	1,878,718	1.2%
David Jaffe[3]	12,808,558	7.9%
Michael W. Rayden[4]	28,045	*
Klaus Eppler[5]	91,296	*
Kate Buggeln[6]	65,000	*
John Usdan[7]	68,998	*
Randy L. Pearce[8]	106,530	*
Dirk Montgomery	0	*
John Sullivan[9]	31,148	*
All Directors and Executive Officers as a group (consisting of 9 persons)[10]	15,078,293	9.3%
* Represents less than 1% of class

Other Beneficial Owners
Elise Jaffe[11]	10,327,352	6.4%
Richard Jaffe[12]	8,052,596	5.0%
FMR LLC[13]	10,965,000	6.8%
Royce & Associates[14]	8,216,948	5.2%

1.	Based on 160,554,714 shares of common stock outstanding as of October 14, 2013.
2.	Consists of 1,050,780 shares owned directly by Elliot S. Jaffe, 762,938 shares owned by his wife, Mrs. Roslyn S Jaffe (of which Mr. Jaffe disclaims any beneficial ownership), and 65,000 shares covered by options exercisable within 60 days of October 14, 2013.
3.	Consists of 10,748,118 shares owned directly by David Jaffe, 111,796 restricted shares subject to vesting restrictions, and 1,948,644 shares covered by options exercisable within 60 days of October 14, 2013.
4.	Consists of 4,761 shares owned directly by Michael W. Rayden, 13,284 shares owned by his wife, Diane Nye (of which Mr. Rayden disclaims any beneficial ownership), and 20,000 shares covered by options exercisable within 60 days of October 14, 2013.
5.	Consists of 17,964 shares owned directly by Klaus Eppler and 73,332 shares covered by options exercisable within 60 days of October 14, 2013.
6.	Consists of 1,666 shares owned directly by Kate Buggeln and 63,334 shares covered by options exercisable within 60 days of October 14, 2013.
7.	Consists of 5,666 shares owned directly by John Usdan, and 63,332 shares covered by options exercisable within 60 days of October 14, 2013.
8.	Consists of 9,866 shares owned directly by Randy L. Pearce, and 96,664 shares covered by options exercisable within 60 days of October 14, 2013.
9.	Consists of 11,148 shares owned directly by John Sullivan and 20,000 shares covered by options exercisable within 60 days of October 14, 2013.
10.	Includes 2,362,806 shares covered by options exercisable by Directors and Executive Officers within 60 days of October 14, 2013.
11.	Consists of 10,013,552 shares owned directly by Elise Jaffe, 2,550 restricted shares subject to vesting restrictions, and 311,250 shares covered by options exercisable within 60 days of October 14, 2013.
12.	Consists of 8,052,596 shares owned directly by Richard Jaffe.

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13.	Based solely on information set forth in Amendment No. 2 to Schedule 13G filed with the SEC on October 9, 2013 by FMR LLC which indicated that FMR LLC has sole voting power over 548,480 shares and sole dispositive power over 10,965,000 shares. The principal office of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
14.	Based solely on information set forth in the Schedule 13G filed with the SEC on January 4, 2013 by Royce & Associates, LLC which indicated that Royce & Associates, LLC has sole dispositive and voting power over 8,216,948 shares. The principal office of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.

57

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our common stock to file reports with the SEC disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2013 all of such forms were filed on a timely basis by reporting persons.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; RELATED PARTY TRANSACTIONS

In September 2007, the Board adopted a written policy for the review and approval or ratification of any transaction with a related person, which applies to related person transactions after the adoption date of the policy. Under this policy, related persons include our directors and executive officers and beneficial owners who are known to control over five percent of our common stock, as well as the immediate family members of any of the foregoing. The policy generally defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which: (i) the Company was, is or will be a participant; (ii) a related person has a direct or indirect material interest; and (iii) the amount involved exceeds or is expected to exceed $120,000 (determined without regard to the amount of profit or loss involved in the transaction). The policy does not cover arrangements available on the same basis to all employees generally or employment or compensation arrangements for our executive officers or director compensation arrangements.

Under the policy, a related person transaction requires the approval or ratification of the Audit Committee or the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the CFO, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting for review. Prior to approving or ratifying any transaction, the Audit Committee or the Chair will consider the material facts of the transaction, including the related person’s relationship to us and their interest in the transaction, and will determine whether the transaction is entered into in good faith and on fair and reasonable terms to us. No person may participate in the review of a transaction in which such person, or any of his or her immediate family members, may have a direct or indirect material interest.

During fiscal 2013, no transactions were reviewed by the Audit Committee since there were no new related person transactions, or any modifications to existing related person transactions, during fiscal 2013.

See above under the heading “Employment Agreements, Employment Letters and Retirement Agreements,” for a description of our retirement agreements with Mrs. Roslyn S. Jaffe and Mr. Elliot S. Jaffe. Mrs. Jaffe is the spouse of Elliot S. Jaffe, Non-Executive Chairman of the Board and a founder of our Company, and they are the parents of David Jaffe, a director and our President and CEO, Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, a more than 5% stockholder.

58

The Company leases two of its store locations from Nordan, LLC, a Connecticut limited liability company and wholly-owned subsidiary of Rosell III, LLC, a Delaware limited liability company, of which various trusts in the names of the grandchildren of Elliot S. Jaffe maintain a 100% ownership interest. David Jaffe, our President and CEO, and Richard Jaffe are trustees and managers of Rosell III, LLC. The following table describes the terms of these leases:

Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
Norwalk, Connecticut	June 30, 2016	Until June 30, 2031	12,700	$12.57
Danbury, Connecticut	June 30, 2015	Until June 30, 2020	8,000	$24.33

These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately fourteen percent (14%). During fiscal 2010, we exercised the renewal option in the lease for our Danbury, Connecticut store, extending the expiration date of the lease to June 30, 2015 and extending the renewal option contained in the lease until June 30, 2020. In connection with the extension, the minimum annual rent was increased from $21.16 per square foot to $24.33 per square foot. During fiscal 2011, we exercised the renewal option in the lease for our Norwalk, Connecticut store, extending the expiration date of the lease to June 30, 2016 and extending the renewal options contained in the lease until June 30, 2031. In connection with the extension, the minimum annual rent was increased from $11.22 per square foot to $12.57 per square foot. We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2013, we paid a total of approximately $460,044 in rent and related expenses under these leases.

BY ORDER OF THE BOARD OF DIRECTORS

By:	Elliot S. Jaffe
Elliot S. Jaffe
Non-Executive Chairman of the Board

Dated: November 5, 2013

59

ANNEX A

AMENDED AND RESTATED

ASCENA RETAIL GROUP, INC.

EXECUTIVE 162(m) BONUS PLAN

(Effective as of December 12, 2013)

1.	PURPOSE; EFFECTIVE DATE

The purpose of this Plan is to attract, retain and motivate key executive employees by providing cash performance awards to designated key executive employees of the Company and its Subsidiaries. This Plan was originally adopted by the Board on September 29, 2005, as The Dress Barn, Inc. Executive 162(m) Bonus Plan (the “Initial Plan”), subject to the approval of the Initial Plan by the stockholders of the Company (which was obtained on November 30, 2005) in accordance with the laws of the State of Connecticut. On September 8, 2009, the Compensation Committee of the Board (the “Compensation Committee”) approved an amendment to the Initial Plan, subject to the approval by the stockholders of the Company (which was obtained on December 9, 2009) in accordance with the requirements of the laws of the State of Connecticut. On December 9, 2009, the stockholders of the Company reapproved the material terms of performance-based awards under this Plan in accordance with Code Section 162(m). In connection with the Company’s reorganization completed on January 1, 2011, this Plan was amended to rename this Plan as the Ascena Retail Group, Inc. Executive 162(m) Bonus Plan. The Compensation Committee subsequently approved this amendment and restatement of the Plan in the form set forth herein (the “Amended and Restated Plan”), subject to the approval of the Amended and Restated Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the Company’s 2013 annual stockholders’ meeting to be held on December 12, 2013 (the “2013 Restatement Date”).

2.	DEFINITIONS

Unless the context otherwise requires, the follow terms shall have the meanings set forth below:

(a)	“Award” - shall mean the total Performance Award as determined under the Plan.
(b)	“Board” - shall mean the Board of Directors of the Company.
(c)	“Change in Control of the Company” - shall have the meaning set forth in Exhibit A.
(d)	“Code” - shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.
(e)	“Code Section 162(m)” - shall mean the exception for performance-based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.
(f)	“Company” - shall mean Ascena Retail Group, Inc. and any successor by merger, consolidation or otherwise.
(g)	“Committee” - shall mean the Compensation Committee of the Board or such other Committee of the Board that is appointed by the Board all of whose members shall satisfy the requirements to be “outside directors,” as defined under Code Section 162(m).
(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and any successor thereto.
(i)	“Individual Target Award” - shall mean the targeted performance award for a Performance Period specified by the Committee as provided in Section 5 hereof.
(j)	“Participant” - shall mean an employee of the Company or a Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with this Plan.

Annex A-1

(k)	“Performance Award” - shall mean the amount paid or payable under Section 6 hereof.
(l)	“Performance Goal” - shall mean the objective performance goals, formulae or standards that the Committee shall establish in accordance with Section 6.2 hereof.
(m)	“Performance Period” - shall mean a period of one (1) year, fiscal or calendar, or less, as determined by the Board or the Committee.
(n)	“Plan” - shall mean this Amended and Restated Ascena Retail Group, Inc. Executive 162(m) Bonus Plan, as amended from time to time.
(o)	“Subsidiary” - shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee.
3.	ADMINISTRATION AND INTERPRETATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the performance criteria and Performance Period for Awards within the Plan guidelines; (iv) certify attainment of performance goals and other material terms; (v) reduce Awards as provided herein; (vi) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (vii) adopt, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan’s administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m).

Decisions of the Committee shall be made by a majority of its members. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The Plan is intended to comply with Code Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to comply therewith.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission or determination relating to the Plan, unless, in each case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company. The foregoing provisions are in addition to and shall not be deemed to limit or modify, any exculpatory rights or rights to indemnification or the advancement of expenses that any such persons may now or hereafter have, whether under the Company’s Second Amended and Restated Certificate of Incorporation, the Delaware General Corporation Law or otherwise. Any amounts paid by the Company under such indemnification, including the advancement of costs and expenses associated with indemnification, shall be paid or advanced only in a manner and to the extent that such amounts are exempt from the application of Code Section 409A in accordance with the provisions of Treasury Regulation 1.409A-1(b)(10) or shall be provided in a manner intended to comply with Code Section 409A.

4.	ELIGIBILITY AND PARTICIPATION
(a)	For each Performance Period, the Committee shall select the employees of the Company and its Subsidiaries who are to participate in the Plan from among the executive employees of the Company and its Subsidiaries.

Annex A-2

(b)	No person shall be entitled to any Award under this Plan for any Performance Period unless he or she is so designated as a Participant for that Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).
5.	INDIVIDUAL TARGET AWARD

For each Participant for each Performance Period, the Committee may specify a targeted performance award, which shall be referred to herein as an Individual Target Award. The Individual Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under this Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an Individual Target Award for an employee for a Performance Period shall not imply or require that the same level or any Individual Target Award be set for any subsequent Performance Period. At the time the Performance Goals are established (as provided in Section 6.2 below), the Committee shall prescribe a formula to determine the percentages (which, subject to Section 6.5 hereof, may be greater or less than one-hundred percent (100%)) of the Individual Target Award which may be payable based upon the degree of attainment of the Performance Goals during the Performance Period. Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the Performance Period in which a Change in Control of the Company occurs, or during such Performance Period with regard to the prior Performance Period if the Awards for the prior Performance Period have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.

6.	PERFORMANCE AWARD PROGRAM

6.1    Performance Awards. Subject to Section 7 herein, each Participant is eligible to receive up to the achieved percentage of their Individual Target Award for such Performance Period (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to Section 6.2 and the formula established pursuant to Section 5. Except as specifically provided in Section 7, no Performance Award shall be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.

6.2    Performance Goals. The Committee shall establish the objective performance goals, formulae or standards and the Individual Target Award (if any) applicable to each Participant or class of Participants for a Performance Period in writing prior to the beginning of such Performance Period or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m), such provision shall be of no force or effect. These Performance Goals shall be based on one or more of the following criteria with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits, including without limitation that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions; (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity; (ix) the attainment of certain target levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock; (xi) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xii)  the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

Annex A-3

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or Subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

6.3    Except as determined by the Committee in a manner intended to comply with Code Section 162(m), the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) and the regulations thereunder:

(a)          all items of gain, loss or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company);

(b)          all items of gain, loss or expense for the fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year; and

(c)           all items of gain, loss or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

6.4     To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

6.5      Maximum Performance Award. The maximum Performance Award payable to a Participant for any Performance Period based on a one (1) year period (whether fiscal or calendar) shall in no event exceed $10,000,000. For any Performance Period of less than one (1) year the maximum Performance Award limit shall be reduced on a pro rata basis.

6.6     Payment Date; Committee Certification. Performance Awards will be paid as soon as administratively feasible after the Performance Period in which they are earned, but not before the Committee certifies in writing that the Performance Goals specified pursuant to Section 6.2 (except to the extent permitted under Code Section 162(m) and provided in Section 7 with regard to death, disability or Change in Control of the Company or certain other termination situations) were, in fact, satisfied, except as may otherwise be agreed by a Participant and the Company in a written agreement executed prior to the beginning of the Performance Period to which the Performance Award relates in accordance with any deferred compensation program, if any, in effect applicable to such Participant. The Committee shall use its best efforts to make a determination with regard to satisfaction of the Performance Goals within two and one-half (2½) months after the end of each Performance Period. Any Performance Award deferred by a Participant shall not increase (between the date on which the Performance Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). The Committee may provide prior to the beginning of the Performance Period that payment of any Performance Award shall be deferred and may place such additional conditions on payment thereof as it shall determine in its sole discretion. The Participant shall have no right to receive payment of any deferred amount until he or she has a right to receive such amount under the terms of the applicable deferred compensation program. To the extent applicable, any deferral under this section is intended to comply with the applicable requirements of Code Section 409A (and the regulations thereunder) and shall be limited, construed and interpreted in a manner intended to comply with code Section 409A.

7.	EMPLOYMENT ON AWARD DATE GENERALLY REQUIRED FOR AWARD

No Award shall be made to any Participant who is not an active employee of the Company or one of its Subsidiaries or affiliates on the date Awards for the Performance Period are generally paid to Participants; provided, however, that the Committee, in its sole and absolute discretion, may make Awards to Participants for a Performance Period in circumstances that the Committee deems appropriate including, but not limited to, a Participant’s death, disability, retirement or other termination of employment during such Performance Period and the Committee shall be required to make at least a pro-rata Award through the date of a Change in Control of the Company to each Participant who is a Participant at the time of such Change in Control of the Company.

Annex A-4

8.	NON-ASSIGNABILITY

No Award under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

9.	NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any Participant.

10.	AMENDMENT OR TERMINATION

The Board (or a duly authorized committee thereof) or the Committee may, in its sole and absolute discretion, amend, suspend or terminate the Plan or adopt a new plan in place of this Plan at any time; provided, that no such amendment shall, without the prior approval of the stockholders of the Company entitled to vote thereon in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m): (i) materially alter the Performance Goals as set forth in Section 6.2; (ii) increase the maximum amount set forth in Section 6.5; (iii) change the class of eligible employees set forth in Section 4(a); or (iv) implement any change to a provision of the Plan requiring stockholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of an Award for a Performance Period otherwise payable hereunder. In addition, no Award shall be granted based on the Performance Goals established on or after the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the Performance Goals, unless the stockholders reapprove the Performance Goals on or before such stockholder meeting. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Code Section 409A shall be deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Board (or a duly authorized committee thereof) may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Plan to comply with Code Section 409A and the regulations thereunder or any other applicable law without Participant consent.

11.	SEVERABILITY

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12.	WITHHOLDING

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13.	GOVERNING LAW

This Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

14.	CODE SECTION 409A

Although the Company makes no guarantee with respect to the tax treatment of payments hereunder, this Plan is intended to comply with, or be exempt from, Code Section 409A and to the maximum extent permitted this Plan shall be limited, construed and interpreted in accordance with such intent.

Annex A-5

Exhibit A

For Awards granted prior to the 2013 Restatement Date, a “Change in Control” of the Company shall be deemed to have occurred under the applicable events set forth in the Plan prior to the 2013 Restatement Date

For Awards granted on and after the 2013 Restatement Date, a Change in Control of the Company shall be deemed to have occurred:

(a)       upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(b)       during any period of two (2) consecutive years (the “Board Measurement Period”), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (a), (c) or (d) of this Exhibit A) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (the “Required Approval”) of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided, that with respect to any payment pursuant to an Award under the Plan that is triggered upon a Change in Control and that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “409A Covered Award”), the Board Measurement Period shall be reduced from any period of two consecutive years to any period of twelve consecutive months and the Required Approval shall be reduced from at least 2/3 to at least a majority;

(c)       upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company;

(d)       upon approval by the stockholders of the Company of a plan of complete liquidation of the Company; provided, that this subsection (d) of this Exhibit A shall not constitute a Change in Control with respect to a 409A Covered Award; or

(e)       upon the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Annex A-6

ASCENA RETAIL GROUP, INC. 30 Dunnigan Drive Suffern, New York 10901

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ASCENA RETAIL GROUP, INC.

The Board of Directors recommends you
Vote “FOR” the election of the two						________________________________
nominees for Director, and “FOR” Proposals 2, 3 and 4.						To withhold authority to vote for any individual nominee, mark “For All Except” and write the Number of the nominee on the line above.

		For	Withhold	For All
		All	All	Except
1.	Election of Directors	☐	☐	☐

Nominees:
Terms expiring at the 2016 Annual Meeting of Stockholders:
01) Elliot S. Jaffe 02) Michael W. Rayden

						For	Against	Abstain
2.	Proposal to approve, by non-binding vote, the compensation paid to the Company’s named executive officers during fiscal 2013.					☐	☐	☐
						For	Against	Abstain
3.	Proposal to approve the amendment and restatement of the Company’s Executive 162(m) Bonus Plan and to re-approve the material terms of the performance goals for awards thereunder.					☐	☐	☐
						For	Against	Abstain
4.	Proposal to ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year ending July 26, 2014.					☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

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Signature (PLEASE SIGN WITHIN BOX)			Date		Signature (Joint Owners) (SIGN WITHIN BOX)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement, Annual Report and Form 10K are available at www.proxyvote.com

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ASCENA RETAIL GROUP, INC.

30 Dunnigan Drive

Suffern, New York 10901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2013 Annual Meeting of Stockholders of Ascena Retail Group, Inc. (the “Company”), to be held on December 12, 2013 and the proxy statement, and hereby appoints David Jaffe and Klaus Eppler, and each of them, as attorney-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares of the Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3:30 p.m. local time at the Crowne Plaza, 3 Executive Boulevard, Suffern, New York 10901 on December 12, 2013, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in proposal No. 1, FOR the approval of proposal No. 2, FOR the approval of proposal No. 3 and FOR the approval of proposal No. 4. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side